      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997


                                                      REGISTRATION NO. 333-27851

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           CONTINENTAL AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                            4512                           74-2099724
(State or other jurisdiction of    (Primary standard industrial     (I.R.S. employer identification
incorporation or organization)      classification code number)                 number)

                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            JEFFERY A. SMISEK, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CONTINENTAL AIRLINES, INC.
                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of correspondence to:

                              JOHN K. HOYNS, ESQ.
                           HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1482
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:     [ ]

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                                                                PROPOSED
                                                                                 MAXIMUM
                                                          PROPOSED MAXIMUM      AGGREGATE     AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE   OFFERING PRICE PER     OFFERING     REGISTRATION
            TO BE REGISTERED              REGISTERED(1)    CERTIFICATE(2)       PRICE (2)        FEE
---------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series
  1997-1A................................ $ 437,876,000         100%          $ 437,876,000
Pass Through Certificates, Series
  1997-1B................................ $ 148,333,000         100%          $ 148,333,000  $ 214,334(3)
Pass Through Certificates, Series
  1997-1C-I.............................. $ 111,093,000         100%          $ 111,093,000
Pass Through Certificates, Series
  1997-1C-II............................. $  10,000,000         100%          $  10,000,000
=========================================================================================================


(1) Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.


(3) Paid on May 27, 1997.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION -- DATED JULY 2, 1997


PROSPECTUS

                           CONTINENTAL AIRLINES, INC.

          Offer to Exchange Pass Through Certificates, Series 1997-1, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding Pass Through Certificates, Series 1997-1

      The Exchange Offer will expire at 5:00 p.m., New York City time, on
[            ], unless extended.

     Pass Through Certificates, Series 1997-1 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding Pass Through Certificates, Series 1997-1 (the "Old Certificates"), of which $707,302,000 aggregate principal amount is outstanding as of the date hereof. The New Certificates and the Old Certificates are collectively referred to herein as the "Certificates".

     Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer
expires, which will be [            ] (30 calendar days following the
commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company and to the terms of the Registration Rights Agreement (as defined herein). Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange Offer".

     The New Certificates will be entitled to the benefits of the same Pass Through Trust Agreements (as defined herein) which govern the Old Certificates and will govern the New Certificates. The New Certificates will have terms identical in all material respects to the Old Certificates except that the New Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described herein and the New Certificates will be available only in book-entry form. See "The Exchange Offer" and "Description of New Certificates".

     Each Certificate represents a fractional undivided interest in one of the four Continental Airlines 1997-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust", the "Class C-I Trust" and the "Class C-II Trust", the Class C-I Trust and the Class C-II Trust being referred to together as the "Class C Trusts" and all such trusts being referred to collectively as the "Trusts") formed pursuant to four separate pass through trust agreements (the "Pass Through Trust Agreements") between Continental Airlines, Inc. ("Continental" or the "Company") and Wilmington Trust Company (the "Trustee"), as trustee under each Trust. Pursuant to an intercreditor agreement, (i) the Certificates of the Class B Trust are subordinated in right of payment to the Certificates of the Class A Trust and (ii) the Certificates of the Class C Trusts are subordinated in right of payment to the Certificates of the Class B Trust. Payments of interest on the Certificates issued by each Trust are supported by two separate liquidity facilities for the benefit of the holders of

                                                        (continued on next page)
                             ---------------------

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 34 OF THIS PROSPECTUS.

                         PASS THROUGH                                                               FINAL EXPECTED
                         CERTIFICATES                           PRINCIPAL AMOUNT   INTEREST RATE   DISTRIBUTION DATE
--------------------------------------------------------------  ----------------   -------------   -----------------
1997-1A.......................................................    $437,876,000         7.461%        April 1, 2015
1997-1B.......................................................    $148,333,000         7.461%        April 1, 2013
1997-1C-I.....................................................    $111,093,000         7.420%        April 1, 2007
1997-1C-II....................................................    $ 10,000,000         7.420%        April 1, 2007
                                                                ----------------
          Total...............................................    $707,302,000
                                                                 =============

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------


                  The date of this Prospectus is July   , 1997

(continued from cover page)

such Certificates, such facilities provided initially by ABN AMRO Bank N.V., a Dutch bank acting through its Chicago branch ("ABN AMRO"), and ING Bank N.V., a Dutch bank ("ING" and, together with ABN AMRO, the "Liquidity Providers") in an amount sufficient to pay interest thereon at the applicable interest rate for such Certificates on up to three successive semiannual distribution dates (except that the liquidity facilities will not cover interest payable on the Deposits by the Depositary referred to below).

     The Trusts were established for the purpose of acquiring equipment notes (the "Equipment Notes") expected to be issued in connection with the financing of the purchase of eight Boeing 757-224 aircraft, eighteen Boeing 737-524 aircraft and four Boeing 737-724 aircraft (collectively, the "Aircraft"), which are scheduled for delivery during the period March 1997 through February 1998, with the final delivery for purposes of purchase by the Trusts no later than March 31, 1998 (or June 30, 1998 under certain circumstances) (the "Delivery Period"). The Equipment Notes will be issued, at Continental's election, either
(i) on a non-recourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with separate leveraged lease transactions, in which case the applicable Aircraft will be leased to Continental (collectively, the "Leased Aircraft"), or (ii) on a recourse basis by Continental in connection with separate secured loan transactions, in which case the applicable Aircraft will be owned by Continental (collectively, the "Owned Aircraft"). The Equipment Notes in respect of each Aircraft will be issued in three series (the "Series A Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes"). The Class A Trust, the Class B Trust and the Class C-I Trust (or, if the Deposits relating to the Class C-I Trust have been fully withdrawn, the Class II Trust) will purchase the series of Equipment Notes issued with respect to each Aircraft that has an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. If any funds remain as Deposits relating to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, to the Certificateholders (as defined herein) of such Trust after at least 20 days' prior notice. In addition, such distribution will include a premium payable by Continental (i) in the case of the holders of the Certificates issued by the Class A Trust, the Class B Trust and the Class C-I Trust, equal to the Deposit Make-Whole Premium (as defined herein) with respect to the aggregate amount of funds so distributed (excluding accrued interest) and (ii) in the case of the holders of the Certificates issued by the Class C-II Trust, equal to the Class C-II Premium (as defined herein) with respect to such aggregate amount. Since the Deposits relating to the Class C-II Trust will be the last to be utilized with respect to the purchase of Equipment Notes and the maximum principal amount of Equipment Notes may not be issued, there is a greater likelihood that such a distribution will be required with respect to the Certificates issued by the Class C-II Trust than the Certificates issued by the other Trusts. Prior to the date of this Prospectus, Equipment Notes with respect to two Leased Aircraft have been issued.

     The cash proceeds of the initial offering of Old Certificates by each Trust were paid to First Security Bank, N.A., as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement for the benefit of the holders of Certificates issued by such Trust (each, an "Escrow Agreement"). The Escrow Agent caused such cash proceeds to be deposited (each, a "Deposit") with Credit Suisse First Boston, New York branch (the "Depositary"), in accordance with the Deposit Agreement relating to such Trust (each, a "Deposit Agreement"). Pursuant to each Deposit Agreement, the Depositary will pay for distribution to the holders of Certificates issued by each Trust on each semiannual distribution date an amount equal to interest accrued on the Deposits relating to such Trust during the applicable interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. Upon each delivery of an Aircraft during the Delivery Period, the Trustee for the Class A Trust, the Class B Trust and the Class C-I Trust (or, if the Deposits relating to the Class C-I Trust have been fully withdrawn, the Class C-II Trust) will cause to be withdrawn from the Deposits relating to such Trust funds sufficient to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft.

     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, by an assignment of the lease relating thereto, including the right to receive rentals payable with respect to such Leased Aircraft by Continental. Although neither the

Certificates nor the Equipment Notes issued with respect to the Leased Aircraft are direct obligations of, or guaranteed by, Continental, the amounts unconditionally payable by Continental for lease of the Leased Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes issued with respect to the Leased Aircraft held in the Trusts. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Continental.

     All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust, payable on April 1 and October 1 of each year, commencing on October 1, 1997 or, if later, the first such date to occur after initial issuance thereof. The Deposits relating to each Trust accrue interest at the applicable rate per annum for the Certificates issued by such Trust, payable on April 1 and October 1 of each year, commencing on October 1, 1997, until the Deposits have been fully withdrawn. The scheduled payments of interest on the Equipment Notes and on the Deposits with respect to each Trust, taken together, will be sufficient to pay an amount equal to accrued interest on the outstanding Certificates issued by such Trust at the rate per annum applicable thereto. Such interest will be distributed to Certificateholders of such Trust on each such date, subject, in the case of interest payments made pursuant to the Equipment Notes, to the Intercreditor Agreement (as defined herein). See "Description of the New Certificates -- General" and "-- Payments and Distributions". The New Certificates will accrue interest at the applicable per annum rate for such Trust, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. See "The Exchange Offer -- Interest on New Certificates".

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on April 1 and October 1 in certain years, commencing on April 1, 1998. Such Payments will be made, subject to certain assumptions, in accordance with the principal repayment schedule set forth below under "Description of the New Certificates -- Pool Factors", in each case subject to the Intercreditor Agreement.

     On the earlier of (i) the first Business Day (as defined herein) after March 31, 1998 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (as defined herein) (such Business Day, the "Transfer Date"), each of the Trusts established at the time of the original issuance of the Certificates (the "Original Trusts") will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms (each, a "Successor Trust"). The institution acting as Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"), and each New Trustee will assume the obligations of the Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable with respect to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts.

     Each Class of New Certificates will be represented by one or more permanent global Certificates in fully registered form, which will be deposited with the Trustee as custodian for and registered in the name of a nominee of DTC. Beneficial interests in the permanent global Certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.


     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION. THE COMPANY IS NOT AWARE OF ANY JURISDICTION WITHIN THE UNITED STATES IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH SUCH LAWS.



     Prior to the Exchange Offer, there has been no public market for the New Certificates. If such market were to develop, the New Certificates could trade at prices that may be higher or lower than their principal amount. Neither Continental nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or otherwise. One or more of Credit Suisse First Boston, Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Goldman, Sachs & Co. (the "Initial Purchasers") have previously made a market in the Old Certificates and Continental has been advised that all of the Initial Purchasers presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Certificates, and any such market making activity by an Initial Purchaser may be discontinued at any time without notice at the sole discretion of such Initial Purchaser. There an be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Absence of an Established Market."

                             AVAILABLE INFORMATION

     Continental is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10007; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

     Wilmington Trust Company, in its capacity as Pass Through Trustee under each of the Trusts and Paying Agent under each Escrow Agreement, will provide the Certificateholders of each Trust certain periodic reports concerning the distributions made from such Trust and pursuant to such Escrow Agreement. See "Description of New Certificates -- Reports to Certificateholders".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1996 (filed February 24,
1997), (ii) Continental's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (filed April 28, 1997) and (iii) Continental's Current Reports on Form 8-K filed on January 6, March 21, April 18, May 28, June 10 and June 25, 1997.


     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM CONTINENTAL AIRLINES, INC., 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019, ATTENTION: SECRETARY, TELEPHONE (713) 834-2950. IN ORDER
TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [   ].

                               PROSPECTUS SUMMARY

     The following summary information does not purport to be complete and is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in, or incorporated by reference in, this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

                                  THE COMPANY


     Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first five months of 1997) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), each a Delaware corporation, serves 195 airports worldwide as of June 12, 1997.



     The Company operates its route system primarily through domestic hubs at Newark, George Bush Intercontinental in Houston and Cleveland Hopkins ("Cleveland"), and a hub on the Pacific island of Guam. Each of Continental's three domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 54%, 79%, 54% and 68% of average daily jet departures, respectively.



     Continental directly serves 133 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 62 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 98 weekly departures to nine European cities and markets service to six other cities through code-sharing agreements. Continental commenced service from Newark to Dusseldorf, Germany on March 19, 1997, to Lisbon, Portugal on May 1, 1997, to Vancouver, British Columbia on June 12, 1997 and to Birmingham, England on July 1, 1997. Continental plans to add service from Newark to Sao Paulo and Rio de Janeiro, Brazil on July 10, 1997 and from Houston to Caracas, Venezuela on October 1, 1997. In addition, during 1996 Continental entered into agreements with Air France for a joint marketing arrangement that will involve service from Newark and Houston to Paris (scheduled to commence in the fourth quarter 1997), subject to governmental approval, and Aeroflot Russian International Airlines ("Aeroflot") for a joint marketing arrangement that will involve service from Newark to Moscow (scheduled to commence in the second quarter of 1998), subject to governmental approval. Also during 1996, Continental entered into an agreement with Alitalia Airlines ("Alitalia") to expand the companies' existing code-share relationship to include additional flights between the United States and Italy, which commenced June 1, 1997. In addition, Continental recently announced the execution of a memorandum of understanding for a code-share arrangement with Virgin Atlantic Airways Limited ("Virgin") involving the carriers' Newark/New York-London routes and eight other routes flown by Virgin between the United Kingdom and the United States (service is expected to commence in the third quarter of 1997), subject to governmental approval. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. In addition, Continental flies to four cities in South America. Through its Guam hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.


     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and its telephone number is (713) 834-2950.

                               THE EXCHANGE OFFER

Registration Rights
Agreement..................  The Old Certificates were issued on March 21, 1997 to the Initial Purchasers. The Initial Purchasers placed the Old Certificates with institutional investors. In connection therewith, the Company, the Depositary, the Trustee under each of the Trusts, and the Initial Purchasers entered into the Registration Rights Agreement providing, among other things, for the Exchange Offer. See "The Exchange Offer".

The Exchange Offer.........  New Certificates are being offered in exchange for an equal principal amount of Old Certificates. As of the date hereof, $707,302,000 aggregate principal amount of Old Certificates are outstanding. Old Certificates may be tendered only in integral multiples of $1,000.


Resale of New
Certificates...............  Based on interpretations by the staff of the
                               Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters (as defined on page 3 of this Prospectus), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Trustee for its own account; (ii) any New Certificates to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Certificates prior to offering or selling such New Certificates. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Certificates for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Certificates to trade the New Certificates without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Old
  Certificates.............  Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Consequences of Failure to Exchange" and "The Exchange Offer -- Terms of the Exchange Offer".

Expiration Date............  5:00 p.m., New York City time, on [     ] (30
                               calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New
  Certificates.............  The New Certificates will accrue interest at the applicable per annum rate for such New
                               Certificates set forth on the cover page of this Prospectus, from the date on which the Old Certificates were originally issued.

Conditions to the Exchange
  Offer....................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions". Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering
Old Certificates...........  Each holder of Old Certificates wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Certificates to be exchanged and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein or effect a tender of Old Certificates pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange
                               Offer -- Procedures for Tendering" and "-- Book Entry Transfer".

Guaranteed Delivery
  Procedures...............  Holders of Old Certificates who wish to tender their Old Certificates and whose Old Certificates are not immediately available or who cannot deliver their Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures".

Withdrawal Rights..........  Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old
Certificates and Delivery
  of New Certificates......  Subject to certain conditions, any and all Old
                               Certificates which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer".

Certain Tax
Considerations.............  The exchange of New Certificates for Old
                               Certificates will not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. See "Certain Federal Income Tax Considerations".

Exchange Agent.............  Wilmington Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer -- Fees and Expenses".

Use of Proceeds............  There will be no cash proceeds payable to
                               Continental from the issuance of the New
                               Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates issued by each Trust were deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Certificateholders of such Trust. Such proceeds will be used to purchase Equipment Notes during the Delivery Period issued, at Continental's election, either (i) by the Owner Trustees to finance the purchase of the Leased Aircraft or (ii) by Continental to finance the purchase of the Owned Aircraft. Prior to the date of this Prospectus, two Boeing 757-224 Aircraft have been delivered, and funds were withdrawn from the Deposits to purchase Equipment Notes in respect of such Aircraft in the aggregate principal amount of $74.4 million. See "Use of Proceeds".

                             TERMS OF CERTIFICATES

     The Exchange Offer relates to the exchange of up to $707,302,000 aggregate principal amount of Old Certificates for up to an equal aggregate principal amount of New Certificates. The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreements that govern the Old Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not provide for interest rate increases relating to failure to implement the Exchange Offer and will not bear legends restricting transfer. See "Description of New Certificates".

Trusts.....................  Each of the Continental Airlines 1997-1A Pass
                               Through Trust, the Continental Airlines 1997-1B Pass Through Trust, the Continental Airlines 1997-1C-I Pass Through Trust and the Continental Airlines 1997-1C-II Pass Through Trust has been formed pursuant to one of the four separate Pass Through Trust Agreements that were entered into between the Company and Wilmington Trust Company, as trustee under each Trust. Each Trust is a separate entity. On the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a substantially identical Successor Trust, and the New Trustee thereof will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the New Certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer and assignment.

Certificates Offered.......  Pass Through Certificates issued by each Trust, representing fractional undivided interests in such Trust. The New Certificates issued by the Class A Trust, the Class B Trust, the Class C-I Trust and the Class C-II Trust are referred to herein as the "Class A Certificates", the "Class B Certificates", the "Class C-I Certificates", and the "Class C-II Certificates", respectively, and the Class C-I Certificates and the Class C-II Certificates, which are of equal rank under the Intercreditor Agreement, are referred to herein collectively as the "Class C Certificates". The Class C-I Trust and Class C-II Trust will each acquire Series C Equipment Notes, although the Deposits relating to the Class C-I Trust will be utilized for such purpose prior to the Deposits relating to the Class C-II Trust. Accordingly, there is a greater likelihood that a special distribution that will reduce the Pool Balance for the Class C-II Certificates will be required than with respect to the Certificates issued by the other Trusts. See "Description of the Deposit Agreements -- Unused Deposits".

Escrow Receipts............  The holders of the Certificates are entitled to certain rights with respect to the Deposits. Such rights are evidenced by escrow receipts ("Escrow Receipts") which are affixed to each Certificate. Any transfer of a Certificate will have the effect of transferring the corresponding rights in the affixed Escrow Receipt. All payments to the holders of Certificates in respect of the Deposits and the Escrow Receipts relating to a Trust (i) will not constitute Trust Property of such Trust and (ii) will be deemed for all purposes of this Prospectus to be payments to such holders of Certificates in their capacity as holders of Escrow Receipts.

Subordination Agent,
Trustee, Paying Agent and
  Loan Trustee.............  Wilmington Trust Company acts (i) as subordination agent under the Intercreditor Agreement (the
                               "Subordination Agent"), (ii) as Trustee, paying agent and registrar for the Certificates of each Trust, (iii) as paying agent on behalf of the Escrow Agent in respect of each Trust (the "Paying Agent") and (iv) as Loan Trustee, paying agent and registrar for each series of Equipment Notes.

Escrow Agent...............  First Security Bank, National Association, acts as
                               Escrow Agent under each Escrow Agreement.

Depositary.................  Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its New York branch, acts as Depositary under each Deposit Agreement.

Liquidity Providers........  ABN AMRO Bank N.V., a Dutch bank acting through its
                               Chicago branch ("ABN AMRO"), and ING Bank N.V., a Dutch bank ("ING" and, together with ABN AMRO, the "Liquidity Providers"), have each provided a separate liquidity facility for the benefit of the holders of each Class of Certificates.

Trust Property.............  The property of each Trust (the "Trust Property")
                               consists of (i) the rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement issued, at Continental's election in connection with the delivery of each Aircraft during the Delivery Period, either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance the purchase of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Continental, or (b) on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Owned Aircraft, if any, to finance the purchase of such Owned Aircraft by Continental, (ii) Equipment Notes acquired under the Note Purchase Agreement (consisting, as of the date of this Prospectus, of $74.4 million principal amount issued with respect to two Boeing 757-224 Aircraft in leveraged lease transactions), (iii) the rights of such Trust under the related Escrow Agreement (including the right to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period), (iv) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (v) all monies receivable under the Liquidity Facility for such Trust and (vi) funds from time to time deposited with the

                               Trustee in accounts relating to such Trust.
                               Rights with respect to Deposits or under the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust. The Equipment Notes with respect to each Leased Aircraft will be issued in three series under an Indenture (each, a "Leased Aircraft Indenture") between the applicable Owner Trustee and the indenture trustee thereunder (the "Leased Aircraft Trustee"). The Equipment Notes with respect to each Owned Aircraft will be issued in three series under an Indenture (the "Owned Aircraft Indenture" and, together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") between Continental and the indenture trustee thereunder (the "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the Leased Aircraft Trustees, the "Loan Trustees"). The Class A Trust, the Class B Trust and the Class C-I Trust (or, if the Deposits relating to the Class C-I Trust have been fully withdrawn, the Class C-II Trust) each will acquire, pursuant to a certain Note Purchase Agreement (the "Note Purchase Agreement"), the series of Equipment Notes issued with respect to each of the Aircraft having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected Regular Distribution Date applicable to the Certificates issued by such Trust. Any Deposits relating to a Trust not used to acquire Equipment Notes by the Delivery Period Termination Date will be distributed to the holders of Certificates issued by such Trust, together with accrued and unpaid interest thereon and a premium, as a special distribution. See "Description of the Deposit Agreements -- Unused Deposits".

SUMMARY OF TERMS OF CERTIFICATES

                                          CLASS A               CLASS B              CLASS C-I            CLASS C-II
                                       CERTIFICATES          CERTIFICATES          CERTIFICATES          CERTIFICATES
                                       ------------          ------------          ------------          ------------
Aggregate Face Amount.............     $437,876,000          $148,333,000          $111,093,000           $10,000,000
Loan to Aircraft Value
  (cumulative)(1).................        40.29%                53.93%                64.93%                64.93%
Expected Principal Distribution
  Window (in years)...............     1.027-18.027          1.027-16.027          1.027-10.027          1.027-10.027
Expected Initial Average Life (in
  years)..........................         12.86                 10.03                 5.82                  5.82
Regular Distribution Dates........  April 1 & October 1   April 1 & October 1   April 1 & October 1   April 1 & October 1
Final Expected Regular
  Distribution Date...............     April 1, 2015         April 1, 2013         April 1, 2007         April 1, 2007
Final Maturity Date...............    October 1, 2016       October 1, 2014       October 1, 2008       October 1, 2008
Minimum Denomination..............        $1,000                $1,000                $1,000                $1,000
Section 1110 Protection(2)........          Yes                   Yes                   Yes                   Yes
Liquidity Facility Coverage(3)....     3 semiannual          3 semiannual          3 semiannual          3 semiannual
                                         interest              interest              interest              interest
                                         payments              payments              payments              payments
Liquidity Facility Amount at April
  1, 1998(3)......................      $48,564,521           $16,426,917           $12,155,173           $1,094,144

---------------

(1) Determined as of April 1, 1998, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that all Aircraft are delivered prior to such date, that the maximum principal amount of Equipment Notes is issued with respect to all Aircraft and that the aggregate appraised Aircraft value is $1,081,740,200 (which assumes depreciation of 2% of the initial appraised value for Aircraft delivered before April 1, 1997, although actual depreciation may differ). The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals -- The Appraisals". The Mandatory Economic Terms require that the initial loan to aircraft value, based on the foregoing appraisals, for each Aircraft as of its delivery date be not in excess of 41% in the case of the Series A Equipment Notes, 55% in the case of Series B Equipment Notes and 69.99%, 66.19% and 66.25% in the case of the Series C Equipment Notes with respect to the Boeing 757-224 Aircraft, the Boeing 737-524 Aircraft and the Boeing 737-724 Aircraft, respectively. Because the aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates, the maximum initial loan to aircraft value for all of the Series C Equipment Notes will be less than the foregoing maximums, which are applicable to the Series C Equipment Note or Notes issued with respect to each Aircraft.

(2) The benefits of Section 1110 of the U.S. Bankruptcy Code are available to the Loan Trustees.

(3) For each Class of Certificates, the initial amount of the Liquidity Facilities, taken together, will cover three consecutive semiannual interest payments (without regard to any future payments of principal on such Certificates), except that the Liquidity Facilities with respect to each Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates issued by such Trust at the rates per annum applicable thereto. In aggregate for Class A, B, C-I and C-II Certificates, the amount of the Liquidity Facilities at April 1, 1998, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to April 1, 1998 is paid, will be $78,240,755.

EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment Notes (except in the case of Aircraft 118 and 119, which reflects actual information about the financings completed in March and May, 1997, respectively):

                                                                               MAXIMUM
                                                                              PRINCIPAL
                              MANU-                                           AMOUNT OF
                 AIRCRAFT   FACTURER'S     AIRCRAFT          LATEST           EQUIPMENT          APPRAISED
                   TAIL       SERIAL       DELIVERY      EQUIPMENT NOTE         NOTES              VALUE
AIRCRAFT TYPE     NUMBER      NUMBER       MONTH(1)       MATURITY DATE    (IN MILLIONS)(2)   (IN MILLIONS)(3)
--------------   --------   ----------   -------------   ---------------   ----------------   ----------------
Boeing 757-224     118        27560       March 1997     April 1, 2013          $37.20             $53.72
Boeing 757-224     119        27561        May 1997      April 1, 2013           37.20              53.80
Boeing 757-224     120        27562        June 1997     April 1, 2013           37.60              53.97
Boeing 757-224     121        27563        July 1997     April 1, 2013           37.60              54.05
Boeing 757-224     122        27564       August 1997    April 1, 2013           37.60              54.13
Boeing 757-224     126        28966      December 1997   April 1, 2013           37.60              54.47
Boeing 757-224     123        27565      January 1998    April 1, 2014           37.60              54.55
Boeing 757-224     127        28967      January 1998    April 1, 2014           37.60              54.55
Boeing 737-524     638        28899        July 1997     October 1, 2014         18.40              27.80
Boeing 737-524     639        28900        July 1997     October 1, 2014         18.40              27.80
Boeing 737-524     640        28901       August 1997    October 1, 2014         18.40              27.80
Boeing 737-524     641        28902       August 1997    October 1, 2014         18.40              27.80
Boeing 737-524     642        28903       August 1997    October 1, 2014         18.40              27.80
                                           September
Boeing 737-524     643        28904          1997        October 1, 2014         18.40              27.83
                                           September
Boeing 737-524     644        28905          1997        October 1, 2014         18.40              27.83
Boeing 737-524     645        28906      October 1997    April 1, 2015           18.40              27.93
Boeing 737-524     646        28907      October 1997    April 1, 2015           18.40              27.93
Boeing 737-524     647        28908      November 1997   April 1, 2015           18.40              28.04
Boeing 737-524     648        28909      November 1997   April 1, 2015           18.40              28.04
Boeing 737-524     649        28910      December 1997   April 1, 2015           18.40              28.15
Boeing 737-524     650        28911      December 1997   April 1, 2015           18.40              28.15
Boeing 737-524     651        28912      December 1997   April 1, 2015           18.40              28.15
Boeing 737-524     652        28913      January 1998    April 1, 2015           18.40              28.26
Boeing 737-524     653        28914      January 1998    April 1, 2015           18.40              28.26
Boeing 737-524     654        28915      February 1998   April 1, 2015           18.40              28.36
Boeing 737-524     655        28916      February 1998   April 1, 2015           18.40              28.36
Boeing 737-724     701        28762      January 1998    April 1, 2015           24.40              36.83
Boeing 737-724     702        28763      January 1998    April 1, 2015           24.40              36.83
Boeing 737-724     703        28764      February 1998   April 1, 2015           24.40              36.89
Boeing 737-724     704        28765      February 1998   April 1, 2015           24.40              36.89

---------------

(1) Reflects the scheduled delivery months under Continental's purchase agreement with the manufacturer. Aircraft 118 and 119 have been delivered. The actual delivery date for the other Aircraft may be subject to delay. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft". Continental has the option to substitute other Boeing 757-224, 737-524 or 737-724 aircraft in the event that the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the Delivery Period Termination Date. See "Description of the Aircraft and the Appraisals -- Substitute Aircraft".

(2) Except in the case of Aircraft 118 and 119 (which have been delivered), reflects the initial maximum principal amount as of the date of original issuance, which principal amount may be less with respect to an Aircraft depending on the circumstances of the financing of such Aircraft. The Mandatory Economic Terms require that the maximum aggregate principal amount of the Equipment Notes issued with respect to all Boeing 757-224 Aircraft not exceed $300,800,000, all Boeing 737-524 not exceed $331,200,000 and all Boeing 737-724 Aircraft not exceed $97,600,000. The aggregate principal amount of all Equipment Notes will not exceed the aggregate face amount of the Certificates.

(3) The appraised value of each Aircraft set forth above is based upon varying assumptions and methodologies and reflects the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI" ), BK Associates, Inc. ("BK") and Morten Beyer and Associates, Inc. ("MBA") (collectively, the "Appraisers"), determined as of February 25, 1997, January 8, 1997 and February 21, 1997, respectively, and projected as of the scheduled delivery month of each Aircraft. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the April 1 Regular Distribution Dates that occur after the scheduled Delivery Period Termination Date, assuming that Equipment Notes of each series in the maximum principal amount for all of the Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to the Delivery Period Termination Date are not meaningful, since the Trust Property will not include during such period all of the Equipment Notes expected to be acquired by the Trusts. See "Description of the New Certificates -- General". The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior or equal in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below. The Pool Balances and resulting LTVs are subject to change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted by the Mandatory Economic Terms or Equipment Notes with respect to any Aircraft are purchased by the Trusts in other than the month currently scheduled for delivery of such Aircraft. See "Description of the New Certificates -- Pool Factors".

     The following table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date included in the table depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Although the table is compiled on an aggregate basis, it should be noted that, since the Equipment Notes are not cross-collateralized with respect to the Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. In addition, the initial appraised value of each Aircraft was based upon the lesser of the average and the median value of each Aircraft as appraised by the Appraisers, as of the respective date of their appraisals and projected as of the scheduled delivery month of each such Aircraft. No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the
Offering -- Appraisal and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals -- The Appraisals".

                   ASSUMED         CLASS A                       CLASS B                      CLASS C-I
                  AGGREGATE      CERTIFICATES     CLASS A      CERTIFICATES     CLASS B      CERTIFICATES    CLASS C-I
                   AIRCRAFT          POOL       CERTIFICATES       POOL       CERTIFICATES       POOL       CERTIFICATES
    DATE            VALUE          BALANCE          LTV          BALANCE          LTV          BALANCE          LTV
-------------   --------------   ------------   ------------   ------------   ------------   ------------   ------------
April 1, 1998   $1,081,740,200   $433,941,121      40.12%      $146,780,295      53.68%      $109,210,897      64.69%
April 1, 1999    1,060,040,800    427,036,568      40.28        145,584,404      54.02        108,072,170      65.13
April 1, 2000    1,038,341,400    416,653,383      40.13        143,527,813      53.95        102,514,584      64.71
April 1, 2001    1,016,642,000    402,886,044      39.63        141,289,084      53.53         90,828,747      63.27
April 1, 2002      994,942,600    384,428,108      38.64        138,464,875      52.56         68,140,359      60.02
April 1, 2003      973,243,200    374,329,700      38.46        133,628,084      52.19         39,836,687      56.65
April 1, 2004      951,543,800    364,988,151      38.36        123,579,583      51.34         18,573,888      53.47
April 1, 2005      929,844,400    359,033,292      38.61        105,095,450      49.91          3,259,763      50.30
April 1, 2006      908,145,000    353,166,186      38.89         92,337,736      49.06            889,515      49.16
April 1, 2007      886,445,600    337,263,875      38.05         71,117,103      46.07                  0      46.07
April 1, 2008      864,746,200    319,150,659      36.91         46,995,379      42.34                  0       0.00
April 1, 2009      843,046,800    299,160,594      35.49         27,964,589      38.80                  0       0.00
April 1, 2010      821,347,400    253,263,778      30.84         16,086,768      32.79                  0       0.00
April 1, 2011      799,648,000    216,030,916      27.02          8,088,596      28.03                  0       0.00
April 1, 2012      777,948,600    153,308,257      19.71            336,950      19.75                  0       0.00
April 1, 2013      753,019,400     76,215,673      10.12                  0      10.12                  0       0.00
April 1, 2014      709,620,600     31,167,389       4.39                  0       4.39                  0       0.00

                CLASS C-II
               CERTIFICATES    CLASS C-II
                   POOL       CERTIFICATES
    DATE         BALANCE          LTV
-------------  ------------   ------------
April 1, 1998   $9,830,583       64.69%
April 1, 1999    9,728,081       65.13
April 1, 2000    9,227,817       64.71
April 1, 2001    8,175,920       63.27
April 1, 2002    6,133,632       60.02
April 1, 2003    3,585,886       56.65
April 1, 2004    1,671,922       53.47
April 1, 2005      293,426       50.30
April 1, 2006       80,069       49.16
April 1, 2007            0       46.07
April 1, 2008            0        0.00
April 1, 2009            0        0.00
April 1, 2010            0        0.00
April 1, 2011            0        0.00
April 1, 2012            0        0.00
April 1, 2013            0        0.00
April 1, 2014            0        0.00

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

                                  [FLOW CHART]

(1) Each Leased Aircraft will be subject to a separate Lease and the related Indenture; each Owned Aircraft will be subject to a separate Indenture.

(2) Funds held as Deposits relating to each Trust will be withdrawn to purchase Equipment Notes on behalf of such Trust from time to time during the Delivery Period. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and a premium. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

(3) The initial amount of the Liquidity Facilities for each Trust, taken together, will cover three consecutive semiannual interest payments with respect to each Trust, except that the Liquidity Facilities will not cover interest payable by the Depositary on the Deposits relating to such Trust. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay an amount equal to accrued interest on the outstanding Certificates issued by such Trust at the rate per annum applicable thereto.

THE NEW CERTIFICATES

Certificates;
Denominations..............  The New Certificates of each Trust will be issued in a minimum denomination of $1,000 and in integral multiples thereof. See "Description of the New Certificates -- General".

Regular Distribution
Dates......................  April 1 and October 1, commencing October 1, 1997.

Special Distribution
Dates......................  Any Business Day on which a Special Payment is to be distributed.

Record Dates...............  The fifteenth day preceding a Regular Distribution
                               Date or a Special Distribution Date.

Distributions..............  All payments of principal, premium (if any) and interest received by the Trustee on the Equipment Notes held in each Trust and all payments of interest on the Deposits relating to each Trust will be distributed by the Trustee (in the case of the Equipment Notes) or by the Paying Agent (in the case of the Deposits) to the holders of the Certificates (the "Certificateholders") of such Trust, subject in the case of payments on the Equipment Notes to the provisions of the Intercreditor Agreement. Such payments of interest are scheduled to be received by the Trustee of each Trust on April 1 and October 1, commencing on October 1, 1997. Payments of principal of the Equipment Notes are scheduled to be received on April 1 and October 1 in certain years, commencing April 1, 1998. Payments of principal, premium (if any) and interest resulting from the early redemption or purchase (if any) of the Equipment Notes held in any Trust will be distributed to the Certificateholders of such Trust on a Special Distribution Date after not less than 20 days' notice to such Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest thereon, plus a premium payable by Continental (i) in the case of the holders of Certificates issued by the Class A Trust, the Class B Trust and the Class C-I Trust, equal to the Deposit Make-Whole Premium with respect to the aggregate amount of funds so distributed (excluding accrued interest) and (ii) in the case of the holders of Certificates issued by the Class C-II Trust, equal to the Class C-II Premium with respect to such aggregate amount, to the Certificateholders of such Trust on a Special Distribution Date after not less than 20 days' notice to such Certificateholders. Payments in respect of Deposits will not be subject to the Intercreditor Agreement. For a discussion of distributions with respect to unused Deposits upon the occurrence of a Triggering Event, see "Description of the Deposit
                               Agreements -- Distribution Upon Occurrence of Triggering Event", and for a discussion of distributions by the Trusts upon an Indenture Default, see "Description of the New
                               Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default".

Events of Default..........  Events of default under each Pass Through Trust
                               Agreement (each, a "PTC Event of Default") are the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any distribution date (unless the Subordination Agent shall have made Interest Drawings with respect to the applicable Class of Certificates, or drawings on the Cash Collateral Account for such Class of Certificates, in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). The Final Maturity Date for the Class A Certificates is October 1, 2016, for the Class B Certificates is October 1, 2014, for the Class C-I Certificates is October 1, 2008 and for the Class C-II Certificates is October 1, 2008. Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates.

Purchase Rights of
  Certificateholders.......  Upon the occurrence and during the continuation of a Triggering Event, (i) the Class B
                               Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes.

                             "Triggering Event" means (x) the occurrence of an
                               Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $280 million) or (z) certain bankruptcy or insolvency events involving Continental.

Successor Trusts...........  On the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a newly-created, substantially identical Successor Trust, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Original Trustee for an Original Trust will also act as the New Trustee of the corresponding Successor Trust, and the New Trustee of each Successor Trust will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer and assignment.

Escrow Agreements..........  Each Escrow Agent, each Paying Agent, each Trustee and the Initial Purchasers have entered into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust. Pursuant to each Escrow Agreement, on the initial issuance date of the Old Certificates (the "Issuance Date"), the cash proceeds of the offering of Old Certificates of each Trust were deposited on behalf of the Escrow Agent for the benefit of the holders of such Certificates with the Depositary as Deposits relating to such Trust. The Escrow Agent of each Trust has been given irrevocable instructions (i) to permit the

                               Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (ii) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Certificateholders of such Trust. See "Description of the Escrow Agreements".

Deposit Agreements and the
  Depositary...............  The Escrow Agent with respect to each Trust has entered into a separate Deposit Agreement with the Depositary relating to such Trust pursuant to which the Depositary established separate accounts into which the proceeds of the sale of the Old Certificates of such Trust were deposited, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period. Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The interest rates payable on the Deposits are subject to change under certain circumstances described in "The Exchange Offer -- Terms of the Exchange Offer -- General" to the same extent as the interest rates for the Equipment Notes. Upon each delivery of an Aircraft during the Delivery Period, the Trustees for the Class A Trust, the Class B Trust and the Class C-I Trust (or, if the Deposits relating to the Class C-I Trust have been fully withdrawn, the Class C-II Trust) will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn to purchase Equipment Notes will be paid on the next Regular Distribution Date. Any portion of any withdrawn Deposit which is not used to purchase such Equipment Note will be re-deposited with the Depositary. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent and distributed, together with accrued and unpaid interest thereon and a premium payable by Continental, to the Certificateholders of such Trust. The Deposits relating to each Trust and interest paid thereon are not subject to the subordination provisions of the Intercreditor Agreement and are not available to pay any other amount in respect of the Certificates.

                             Credit Suisse First Boston, New York Branch acts as
                               the Depositary. Credit Suisse First Boston is a Swiss bank and is one of the largest banking institutions in the world, with total consolidated assets of approximately Sfr 412 billion ($307 billion) and total consolidated shareholders' equity of approximately Sfr 9.7 billion (U.S. $7.2 billion) in each case as of December 31, 1996, on a pro forma basis. Credit Suisse First Boston has long-term unsecured debt ratings of

                               Aa3 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's. See "Description of the Deposit Agreements -- Depositary".

Unused Deposits............  The Trustees' obligations to purchase the Equipment
                               Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions, and no assurance can be given that all such conditions will be satisfied. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes". All of the Aircraft are scheduled to be delivered by February 1998, although the delivery of any Aircraft may be subject to delay. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft". The Delivery Period expires on March 31, 1998 (or June 30, 1998 under certain circumstances discussed in "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft"). In addition, depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest thereon, plus a premium payable by Continental
                               (i) in the case of the holders of Certificates issued by the Class A Trust, the Class B Trust and the Class C-I Trust, equal to the Deposit Make-Whole Premium with respect to the aggregate amount of funds so distributed (excluding accrued interest) and (ii) in the case of the holders of Certificates issued by the Class C-II Trust, equal to the Class C-II Premium with respect to such aggregate amount, to the Certificateholders of such Trust after at least 20 days' prior written notice. See "Description of the Deposit Agreements -- Unused Deposits".

Obligation to Purchase
  Equipment Notes..........  The Trustees are obligated to purchase the
                               Equipment Notes issued with respect to each Aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement. Under the Note Purchase Agreement, Continental has the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture relating to the financing of such Leased Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft (any such Participation Agreement, a "Participation Agreement"). The description of such agreements in this Prospectus is based on the forms of such agreements contemplated by the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Continental is obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date. See "Description of the New
                               Certificates -- Obligation to Purchase Equipment Notes".

Equipment Notes
  (a) Interest.............  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus, payable on April 1 and October 1 of each year, commencing on October 1, 1997, or, if later, the first such date to occur after initial issuance thereof, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final distribution date for such Certificates, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Equipment Notes -- Principal and Interest Payments". The interest rates for the Equipment Notes are subject to change under certain circumstances described in "The Exchange
                               Offer -- Terms of the Exchange Offer -- General".

  (b) Principal............  Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on April 1 and October 1 in certain years, commencing on October 1, 1997, in each case, subject to the Intercreditor Agreement. See "Description of the New Certificates -- Pool Factors" and "Description of the Equipment Notes -- Principal and Interest Payments".

  (c) Redemption and
  Purchase.................  (i) The Equipment Notes issued with respect to an
                               Aircraft will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by Continental under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, but without any premium.

                             (ii) All of the Equipment Notes issued with respect
                               to any Aircraft may be redeemed prior to maturity at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to April 1, 2010 in the case of the Series A Equipment Notes, April 1, 2007 in the case of the Series B Equipment Notes and April 1, 2003 in the case of the Series C Equipment Notes (with respect to any such Series, its "Premium Termination Date"), a Make-Whole Premium. See "Description of the Equipment
                               Notes -- Redemption" for
                               a description of the manner of computing such Make-Whole Premium and the circumstances under which the Equipment Notes may be so redeemed.

                             (iii) If, with respect to a Leased Aircraft, (x)
                               one or more Lease Events of Default shall have occurred and be continuing, (y) in the event of a bankruptcy proceeding involving Continental, (A) during the Section 1110 Period, the trustee in such proceeding or Continental refuses to assume or agree to perform its obligations under the related Lease or (B) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or
                               (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the purchase date, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) above when a Lease Event of Default shall have occurred and be continuing for less than 120 days). Continental, as owner of the Owned Aircraft, will have no comparable right under any Owned Aircraft Indenture to purchase the Equipment Notes under such circumstances.

  (d) Security.............  The Equipment Notes issued with respect to each
                               Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, by an assignment to the related Leased Aircraft Trustee of certain of the related Owner Trustee's rights under the Lease with respect to such Aircraft, including the right to receive payments of rent thereunder, with certain exceptions. The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or the Leases related thereto. There will not be cross-default provisions in the Indentures or in the Leases (unless, in the case of a Lease, otherwise agreed between an Owner Participant and Continental). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft. See "Description of the Equipment Notes -- Security" and "-- Indenture Defaults, Notice and Waiver".

                             Although the Equipment Notes issued in respect of
                               the Leased Aircraft are not obligations of, or guaranteed by, Continental, the amounts unconditionally payable by Continental for lease of the Leased Aircraft will be sufficient to pay in full when due all scheduled amounts required to be paid on the Equipment Notes issued in respect of the Leased Aircraft. The Equipment Notes issued in respect of the Owned Aircraft will be direct obligations of Continental. See "Description of the Equipment Notes -- General".

  (e) Section 1110
Protection.................  It is a condition to the Trustees' obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the related Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of
                               Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft. See "Description of the Equipment Notes -- Remedies" for a description of such required opinion and certain assumptions permitted to be contained therein.

  (f) Ranking..............  Series B Equipment Notes issued in respect of any
                               Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft, and Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft and (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft.

  (g) Owner Participant....  Continental currently intends to lease all of the
                               Aircraft. Continental has obtained commitments of certain companies to act as the owner participant ("Owner Participant") with respect to the leveraged leases for all of the Aircraft and, in certain cases, is seeking alternative commitments on more favorable terms. The existing commitments are subject to satisfaction of certain conditions with respect to each Aircraft and, in certain cases, Continental may elect to terminate such commitments with respect to certain Aircraft. Accordingly, Continental may select one or more other Owner Participants for some or all of such Aircraft or finance such Aircraft as Owned Aircraft rather than Leased Aircraft. Each Owner Participant will have the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Owner Participant; Revisions to Agreements".

Liquidity Facilities.......  Each Liquidity Provider and the Subordination Agent
                               have entered into a separate revolving credit agreement (each, a "Liquidity Facility") with respect to each of the Trusts. Under the Liquidity Facilities with respect to any Trust, the Liquidity Providers will, if necessary, make advances ("Interest Drawings") in an aggregate amount (the "Required Amount") sufficient to pay interest on the Certificates of such Trust on up to three successive semiannual Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus (plus an additional margin specified by the Registration Rights Agreement, if applicable) for such Certificates (the "Stated Interest Rates"), except that the Liquidity Facilities with respect to each Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. Each of the two Liquidity Facilities with respect to each Trust cover 50% (the "Stated Portion") of the Required Amount for such Trust. The initial Required Amount under the Liquidity Facilities on April 1, 1998, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, for the Class A Certificates, the Class B Certificates, the Class C-I Certificates and the Class C-II Certificates, assuming that Equipment Notes in the maximum principal amount with respect to all of the Aircraft are acquired by the Trusts and that all interest and principal due on or prior to April 1, 1998 is paid, will be $48,564,521,
                               $16,426,917, $12,155,173 and $1,094,144,
                               respectively. Interest Drawings under the relevant Liquidity Facilities will be made promptly after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A, B, C-I or C-II Certificates; provided, however, that on any date the maximum amount available under a Liquidity Facility with respect to any Trust to fund any shortfall in interest due on the Certificates of such Trust will not exceed an amount equal to the Stated Portion of the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time (the "Maximum Available Commitment"). The Liquidity Facilities for any Class of Certificates do not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or principal of or interest or premium on the Certificates of any other Class.

                             Upon each Interest Drawing under any Liquidity
                               Facility, the Subordination Agent is obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and any other amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements (the "Liquidity Obligations") ranks pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and ranks senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings, together with any accrued interest thereon, under any Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be reinstated to the Stated Portion of the then Required

                               Amount of such Liquidity Facility; provided that the amount will not be so reinstated if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                             "Performing Equipment Note" means an Equipment Note
                               with respect to which no payment default has occurred and is continuing; provided that in the event of a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code, (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Continental refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the
                               Section 1110 Period.

                             If at any time the short-term unsecured debt rating
                               of any Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating, each Liquidity Facility provided by such Liquidity Provider will be required to be replaced by a financial institution having such unsecured debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating. If any such Liquidity Facility is not replaced within 10 days after notice of the downgrading, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the "Downgrade Drawing") and the proceeds will be deposited into a cash collateral account (the "Cash Collateral Account") for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. In addition, the Intercreditor Agreement provides for the replacement or extension of either Liquidity Facility for any Class of Certificates which is scheduled to expire prior to the date that is fifteen days after the Final Maturity Date for such Class. If such Liquidity Facility cannot be so replaced or extended by the date that is 25 days prior to the then scheduled expiration date of such Liquidity Facility, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the "Non-Extension Drawing") and the proceeds will be deposited in the Cash Collateral Account for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. Each initial Liquidity Facility is scheduled to expire on the 364th day after the Issuance Date, subject to annual extensions by mutual agreement.

                             Upon receipt by the Subordination Agent of a
                               Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider (given as described in "Description of the Liquidity Facilities -- Liquidity Events of Default"), the Subordination Agent shall request a final drawing (the "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and shall hold the proceeds thereof in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the Liquidity Providers.

                             Continental may, at its option, with or without
                               cause, arrange for a replacement facility to replace either Liquidity Facility for any Trust, subject to certain conditions. If such replacement facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, the funds on deposit with respect to such Liquidity Facility in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced.

                             Notwithstanding the subordination provisions of the
                               Intercreditor Agreement, the holders of the Certificates issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facilities for such Trust. See "Description of the Liquidity Facilities".

Intercreditor Agreement
  (a) Subordination........  The Trustees, the Liquidity Providers and the
                               Subordination Agent have entered into an agreement (the "Intercreditor Agreement") which provides as follows:

                             (i) All payments made in respect of the Equipment
                               Notes and certain other payments will be made to the Subordination Agent, which will distribute such payments in accordance with the provisions of paragraphs (ii) and (iii) below.

                             (ii) On any Regular Distribution Date or Special
                               Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments shall be distributed in the following order: (1) payment of certain Liquidity Obligations; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Trustees.

                             "Expected Distributions" means, with respect to the
                               Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits.

                             (iii) Upon the occurrence of a Triggering Event and
                               at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments shall be distributed in the following order: (1) to the Subordination Agent, the Trustees and certain other parties in payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; and (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions.

                             "Adjusted Expected Distributions" means, with
                               respect to the Certificates of any Trust on any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the greater of:

                             (A) the difference between (x) the Pool Balance of
                                 such Certificates as of the immediately
                                 preceding Distribution Date and (y) the Pool
                                 Balance of such Certificates as of the Current Distribution Date calculated on the basis that
                                 (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits, and

                             (B) the amount of the excess, if any, of (i) the
                                 Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement), over (ii) the Aggregate LTV

                                 Collateral Amount for such Class of
                                 Certificates for the Current Distribution Date;

                             provided that, until the date of the initial LTV
                               Appraisals, clause (B) shall not apply.

                             For purposes of calculating Expected Distributions
                               or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

                             "Aggregate LTV Collateral Amount" for any Class of
                               Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution on such Distribution Date of principal of the Equipment Notes held by the Trust or Trusts of such senior Class or Classes.

                             "LTV Collateral Amount" of any Aircraft for any
                               Class of Certificates means, as of any
                               Distribution Date, the lesser of (i) the LTV
                               Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                             "LTV Ratio" means for the Class A Certificates
                               40.36%, for the Class B Certificates 54.03% and for the Class C Certificates 65.19%.

                             "Appraised Current Market Value" of any Aircraft
                               means the lower of the average and the median of the most recent three Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals for the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

  (b) Deposits.............  Payments in respect of the Deposits are not subject to the subordination provisions of the
                               Intercreditor Agreement.

  (c) Intercreditor
Rights.....................  Pursuant to the Intercreditor Agreement, the
                               Trustees and the Liquidity Providers have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder by the holders of at least a majority of the outstanding principal amount of such Equipment Notes as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in taking, or refraining from taking, any action thereunder (including exercising remedies thereunder, such as acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) by the Controlling Party insofar as an Indenture Default thereunder has occurred and is continuing.

                             "Controlling Party" with respect to any Indenture
                               means: (x) the Class A Trustee; (y) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; and (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C-I Trustee and the Class C-II Trustee, who have agreed to act together. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated (provided that prior to the Delivery Period Termination Date the aggregate principal amount thereof exceeds $280 million), the Liquidity Providers with at least two-thirds of unreimbursed Liquidity Obligations shall have the right to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) have irrevocably agreed (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their acquisition of Certificates) to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

                             "Final Distributions" means, with respect to the
                               Certificates of any Trust on any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement).

                             (i) Upon the occurrence and during the continuation
                                 of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph
                                 (ii) below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                             (ii) So long as any Certificates are outstanding,
                                  during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the Lease for such Leased Aircraft may not be adjusted if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

                             "Minimum Sale Price" means, with respect to any
                               Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Certificates; Book-Entry
  Registration.............  The New Certificates of each Trust will be represented by one or more permanent global
                               Certificates in definitive, fully registered form and registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). See "Description of the New Certificates -- Book Entry; Delivery and Form".

Method of Distribution.....  The persons in whose names the Certificates are registered will be treated as the owners of such Certificates for the purpose of receiving payments of principal of and interest on such Certificates, payments under the Escrow Agreements in respect of Deposits and for all other purposes whatsoever. Therefore, none of the Trustees, Continental, the Loan Trustees, the Liquidity Providers, the Subordination Agent, the Escrow Agents, the Paying Agents, the Owner Participants or the Owner Trustees has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Certificates (the "Certificate Owners"). Distributions by the Trustee and by the Paying Agent in respect of Certificates registered in the name of Cede, as nominee of DTC, including the final distribution of principal with respect to such Certificates of any Trust, will be made in same-day funds to DTC. DTC will in turn make distributions in same-day funds to those participants in DTC who are credited with ownership of such Certificates ("DTC Participants") in amounts proportionate to the amount of each such DTC Participant's respective holdings of beneficial interests in such Certificates. Corresponding payments by the DTC Participants to beneficial owners of such Certificates will be the responsibility of such DTC Participants, and Continental expects that they will be made in accordance with customary industry practices. The final distribution with respect to the Certificates of any Trust will be made only upon surrender and presentation thereof to the Trustee of such Trust. See "Description of the New Certificates--Book-Entry; Delivery and Form".

Federal Income Tax
  Consequences.............  The exchange of New Certificates for Old
                               Certificates will not be a sale or exchange or otherwise a taxable event for Federal income tax purposes.

ERISA Considerations.......  In general, employee benefit plans subject to Title
                               I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or entities which may be deemed to hold the assets of any such plan) will be eligible to purchase the Class A Certificates subject to the circumstances applicable to such plans. Plans will not be eligible to purchase Class B or Class C Certificates, except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets if the conditions of Prohibited Transaction Class Exemption ("PTCE") 95-60 are satisfied. Holders of Class B or Class C Certificates that tender such Old Certificates in exchange for New Certificates will be deemed to have represented and warranted that either (i) no Plan assets have been used to acquire and hold such Certificate or
                               (ii) the acquisition and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to PTCE 95-60. See "ERISA Considerations". Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                                                                                                                      STANDARD
                                                                                                           MOODY'S    & POOR'S
                                                                                                           -------    --------
Rating of the Liquidity Providers:                             Short Term
                                                               ABN AMRO..................................    P-1        A-1+
                                                               ING.......................................    P-1        A-1+
Threshold Rating:                                              Short Term................................    P-1        A-1+

                            SELECTED FINANCIAL DATA

     The following selected consolidated financial data for the years ended December 31, 1996, 1995 and 1994 is derived from the audited consolidated financial statements of the Company. The consolidated financial data of the Company for the three months ended March 31, 1997 and 1996 is derived from its unaudited consolidated financial statements, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto, incorporated by reference in this Prospectus.


                                            THREE MONTHS
                                           ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                          -----------------     -----------------------------
                                           1997       1996       1996       1995       1994
                                          ------     ------     ------     ------     -------
                                            (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
                                             (UNAUDITED)
FINANCIAL DATA -- OPERATIONS:
Operating Revenue:
  Passenger.............................  $1,564     $1,375     $5,871     $5,302     $ 5,036
  Cargo, mail and other.................     134        114        489        523         634
                                          ------     ------     ------     ------     -------
                                           1,698      1,489      6,360      5,825       5,670
                                          ------     ------     ------     ------     -------
Operating Expenses:
  Wages, salaries and related costs.....     414        364      1,549      1,432(2)    1,532
  Aircraft fuel.........................     229        177        774        681         741
  Aircraft rentals......................     131        124        509        497         433
  Commissions...........................     138        126        510        489         439
  Maintenance, materials and repairs....     125        112        461        429         495
  Other rentals and landing fees........      97         84        350        356         392
  Depreciation and amortization.........      60         65        254        253         258
  Fleet disposition charge..............      --         --        128(1)      --          --
  Other.................................     358        317      1,300      1,303       1,391
                                          ------     ------     ------     ------     -------
                                           1,552      1,369      5,835      5,440       5,681
                                          ------     ------     ------     ------     -------
Operating Income (Loss).................     146        120        525        385         (11)
                                          ------     ------     ------     ------     -------
Nonoperating Income (Expense):
  Interest expense......................     (42)       (47)      (165)      (213)       (241)
  Interest capitalized..................       6          1          5          6          17
  Interest income.......................      13          9         43         31          23
  Other, net............................       1         12         20        101(3)     (439)(4)
                                          ------     ------     ------     ------     -------
                                             (22)       (25)       (97)       (75)       (640)
                                          ------     ------     ------     ------     -------
Income (Loss) before Income Taxes,
  Minority Interest and Extraordinary
  Loss..................................     124         95        428        310        (651)
Net Income (Loss).......................  $   74     $   88     $  319     $  224     $  (613)
Earnings (Loss) per Common and Common
  Equivalent Share(5)...................  $ 1.13     $ 1.35     $ 4.87     $ 3.60     $(11.88)
                                          ======     ======     ======     ======     =======
Earnings (Loss) per Common Share
  Assuming Full Dilution(5).............  $ 0.95     $ 1.18     $ 4.11     $ 3.15     $(11.88)
                                          ======     ======     ======     ======     =======


                                          (See footnotes on the following page.)

                                          MARCH 31,     DECEMBER 31,
                                            1997            1996
                                          ---------     ------------
                                           (IN MILLIONS OF DOLLARS)
                                          (UNAUDITED)
FINANCIAL DATA -- BALANCE SHEET:
Assets:
Cash and Cash Equivalents, including
  restricted cash and cash equivalents
  of $79 and $76, respectively(6).......   $   927         $1,061
Other Current Assets....................       647            573
Total Property and Equipment, Net.......     1,754          1,596
Routes, Gates and Slots, Net............     1,469          1,473
Other Assets, Net.......................       504            503
                                           -------         ------
          Total Assets..................   $ 5,301         $5,206
                                           =======         ======
Liabilities and Stockholders' Equity:
Current Liabilities.....................   $ 2,160         $2,104
Long-term Debt and Capital Leases.......     1,557          1,624
Deferred Credits and Other Long-term
  Liabilities...........................       620            594
Minority Interest.......................        16             15
Continental-Obligated Mandatorily
  Redeemable Preferred Securities of
  Subsidiary Trust holding solely
  Convertible Subordinated
  Debentures(7).........................       242            242
Redeemable Preferred Stock(8)...........        47             46
Common Stockholders' Equity.............       659            581
                                           -------         ------
          Total Liabilities and
            Stockholders' Equity........   $ 5,301         $5,206
                                           =======         ======


---------------

(1) The $128 million fleet disposition charge recorded in 1996 is associated primarily with the Company's decision to accelerate the replacement of its DC-9-30, DC-10-10, 727-200, 737-100, and 737-200 aircraft. In connection with its decision to accelerate the replacement of such aircraft, the Company wrote down its Stage 2 aircraft inventory, that is not expected to be consumed through operations, to its estimated fair value and recorded a provision for costs associated with the return of leased aircraft at the end of their respective lease terms.


(2) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.


(3) Includes a pre-tax gain of $108 million ($30 million after tax) on the series of transactions by which the Company and its subsidiary, Continental CRS, transferred certain assets and liabilities relating to the computerized reservation business of such subsidiary to a newly-formed limited liability company and the remaining assets and liabilities were sold.


(4) Includes a provision of $447 million recorded in 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.


(5) In February 1997, the Financial Accounting Standard Board issued SFAS 128 which specifies the computation, presentation and disclosure requirements for EPS. SFAS 128 replaces the presentation of primary and fully diluted EPS pursuant to Accounting Principles Board ("APB") 15 with the presentation of basic and diluted EPS. The Company is required to adopt SFAS 128 with its December 31, 1997 financial statements and restate all prior period EPS data. The Company will continue to account for EPS pursuant to APB 15 until that time. Under SFAS 128, the Company's basic EPS for the three months ended March 31, 1997 and 1996 was $1.28 and $1.60 per share, respectively, and the Company's diluted EPS for the three months ended March 31, 1997 and 1996 was $0.96 and $1.19 per share, respectively. Under SFAS 128, the Company's basic EPS for the years ended December 31, 1996, 1995 and 1994 was $5.75, $4.07 and ($11.88) per share, respectively, and the Company's diluted EPS for the years ended December 31, 1996, 1995 and 1994 was $4.17, $3.37 and ($11.88) per share, respectively.



(6) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements. In addition, CMI is required by its loan agreement to maintain certain minimum consolidated net worth and liquidity levels and is subject to restrictions on its ability to pay dividends to Continental, which effectively restrict the amount of cash available to Continental from CMI.



(7) The sole assets of the Trust are convertible subordinated debentures, with an aggregate principal amount of $250 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.



(8) In April 1997, Continental redeemed for cash all of the outstanding Redeemable Preferred Stock.

                                  RISK FACTORS

     Holders of Old Certificates should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Certificates in the Exchange Offer. The risk factors set forth below (other than "-- Risk Factors Relating to the Certificates and the Offering -- Consequences of Failure to Exchange") are generally applicable to the Old Certificates as well as the New Certificates.

RISK FACTORS RELATING TO THE COMPANY

  Leverage and Liquidity


     Continental has successfully negotiated a variety of agreements to increase its liquidity. Nevertheless, Continental remains more leveraged and has significantly less liquidity than certain of its competitors, several of whom have available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry and may not have the flexibility to respond to changing economic conditions or to exploit new business opportunities.


     As of March 31, 1997, Continental had approximately $1.8 billion (including current maturities) of long-term debt and capital lease obligations and had approximately $1.0 billion of minority interest, Continental-obligated mandatorily redeemable preferred securities of subsidiary trust, redeemable preferred stock and common stockholders' equity. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 -- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

     During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.


     As of March 31, 1997, Continental had $848 million of cash and cash equivalents, (excluding restricted cash and cash equivalents of $79 million). Continental does not have general lines of credit and has significant encumbered assets.



     For 1997, Continental expects to incur cash expenditures under operating leases relating to aircraft of approximately $624 million, compared to $568 million for 1996, and approximately $232 million relating to facilities and other rentals, compared to $210 million in 1996. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "-- Risk Factors Relating to the Airline Industry -- Regulatory Matters".



     As of June 10, 1997, the Company had firm commitments with The Boeing Company ("Boeing") to take delivery of a total of 125 principally narrowbody jet aircraft during the years 1997 through 2003 with options for an additional 90 aircraft (exercisable subject to certain conditions). These aircraft will replace older, less efficient Stage 2 aircraft and allow for growth of operations. In addition, the Company has recently signed a letter of intent with Boeing to purchase 35 new widebody jet aircraft. This new order consists of five firm Boeing 777-200 aircraft and 30 firm Boeing 767-400ER aircraft, with options for additional 777 and 767 aircraft to be negotiated by the parties. The new widebody aircraft will replace Continental's fleet of DC10-10 and DC10-30 aircraft, which will be retired as the new Boeing aircraft are delivered, and will also be used to expand the airline's international and transcontinental service. Ten firm delivery 777 aircraft (including five aircraft the Company already had on order, the deliveries of which will be accelerated) will be delivered in September 1998 through May 1999, and the thirty firm delivery 767 aircraft will be delivered starting in mid-2000 through the end of 2004. In connection with this new order, the Company will obtain the flexibility to substitute certain aircraft on order with Boeing and will obtain other benefits. The new order with Boeing is subject to the negotiation and execution of definitive documentation. It provides that the Company will purchase from Boeing the carrier's requirements for new jet aircraft (other than regional jets) over the next twenty years, subject to certain conditions. The Company requested a business offer from Boeing which would include the requirements commitment in order to obtain more favorable terms and flexibility.



     The estimated aggregate cost of the Company's firm commitments for the 125 Boeing aircraft previously ordered and the 35 widebody aircraft included in the recent Boeing letter of intent is approximately $7 billion. The Company has completed or has third party commitments for a total of approximately $800 million in financing for its future narrowbody Boeing deliveries, and has commitments or letters of intent from various sources for backstop financing for approximately one-fourth of the anticipated acquisition cost of its future narrowbody and widebody Boeing deliveries. The Company currently plans on financing the new Boeing aircraft with enhanced equipment trust certificates or similar financing and lease equity, subject to availability and market conditions. However, further financing will be needed to satisfy the Company's capital commitments for other aircraft and aircraft-related expenditures such as spare parts, simulators and related items. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Deliveries of new Boeing aircraft are expected to increase aircraft rental, depreciation and interest costs while generating cost savings in the areas of maintenance, fuel and pilot training.



     Continental has also entered into agreements or letters of intent with several outside parties to lease three, and purchase two, DC-10-30 aircraft and will take delivery of such aircraft in 1997.



     In September 1996, Express placed an order for 25 firm EMB-145 50-seat regional jets, with options for an additional 175 aircraft. In June 1997, Express exercised its option to order 25 of such additional aircraft. Express now has options for an additional 150 regional jets exercisable at the election of the Company over the next 12 years. Neither Express nor Continental will have any obligation to take such aircraft that are not financed by a third party and leased to the Company. Express has taken delivery of nine of the initial 25 firm aircraft through July 7, 1997 and will take delivery of the remaining 16 initial firm aircraft through the second quarter of 1998. The Company expects to account for all of these aircraft as operating leases.



     In July 1996, CMI consummated a $320 million secured term loan financing with a group of banks and other financial institutions. The loan is secured by the stock of CMI and substantially all its unencumbered assets, consisting primarily of CMI's route authorities, and is guaranteed by Continental and CMI's parent Company, Air Micronesia, Inc. ("AMI"). The bank financing does not contain any restrictive covenants at the Continental parent level, and none of the assets of Continental Airlines, Inc. (other than its stock in AMI) is pledged in connection with the such financing.



     As a result of the recent weakness of the yen against the dollar and increased fuel costs, CMI's operating earnings declined during the past three quarters as compared to similar periods in the prior year, and are not expected to improve materially absent a stronger yen or reduced fuel costs. CMI's bank financing contains significant financial covenants relating to CMI, including maintenance of a minimum fixed charge coverage ratio, a minimum consolidated net worth and minimum liquidity, and covenants restricting CMI's leverage, its incurrence of certain indebtedness and its pledge of assets. The financial covenants also limit the ability of CMI to pay dividends to Continental. In January 1997, CMI elected to prepay $25 million of principal amount of its bank financing rather than use such cash for other purposes. CMI may prepay additional amounts of its bank financing to remain in compliance with certain covenants contained in such financing.



     Continental recently entered into a commitment letter with certain banks that contemplates the establishment of a $575 million credit facility (the "$575 million Credit Facility"), of which tranches of $275 million and $75 million of principal amount will be term loans and $225 million will be a revolving credit facility. The commitment letter contemplates that the proceeds of the $275 million term loan to Continental will be loaned to AMI, reloaned to CMI and used by CMI to repay its existing secured term loan described above and that the proceeds of the $75 million term loan will be used to finance the United Micronesia Development Association, Inc. ("UMDA") transactions described below. The $575 million Credit Facility will be secured by substantially all of CMI's assets (other than aircraft subject to other financing arrangements) but will not contain any financial covenants relating to CMI other than covenants restricting CMI's incurrence of certain indebtedness and pledge of assets. AMI's rights with respect to its loan to CMI and Continental's rights with respect to its loan to AMI (as well as Continental's stock in AMI) will be pledged as collateral for loans to Continental under the $575 million Credit Facility. In addition, the $575 million Credit Facility will contain certain financial covenants applicable to Continental and will prohibit Continental from granting a security interest on certain of its international route authorities.



     In late May 1997, the Company entered into a letter of intent with UMDA, the owner of the 9% minority interest in AMI, to purchase UMDA's rights to receive future payments under a services agreement between UMDA and CMI (pursuant to which CMI pays UMDA approximately 1% of the gross revenues of CMI, as defined, through January 1, 2012, which payment by CMI to UMDA totalled $6 million in 1996) and UMDA's 9% minority interest in AMI, to terminate the Company's obligations to UMDA under a settlement agreement entered into in 1987, and to terminate substantially all of the contractual arrangements between the Company, AMI and CMI, on the one hand, and UMDA on the other hand, for an aggregate consideration of $73 million in cash payable by the Company. Consummation of the transactions contemplated by the letter of intent is subject to the negotiation and execution of definitive agreements and the approval of the stockholders of UMDA. A meeting of the stockholders of UMDA to consider the approval of such transactions has been called for July 10, 1997. There can be no assurance that the transactions contemplated by the letter of intent will be consummated.



     In June 1997, the Company acquired 10 aircraft previously leased by it. The debt financing for the acquisition of the six Boeing 737-300 aircraft and the four McDonnell Douglas MD-82 aircraft was funded by the private placement of $155 million of pass through certificates. The pass through certificates, which were issued by separate pass through trusts which acquired equipment trust notes issued on a recourse basis by Continental, consist of $74.9 million of 7.148% Class A certificates, $25.6 million of 7.149% Class B certificates, $27.2 million of 7.206% Class C certificates and $27.3 million of 7.522% Class D certificates. The transaction is expected to decrease aircraft ownership costs by approximately $3 million annually over the next three years, as compared to the ownership costs the Company would have incurred had it continued to lease the aircraft. In addition, aircraft maintenance expense in the second quarter of 1997 will be reduced by approximately $16 million due to the release of reserves that are no longer required as a result of the transaction.



     In April 1997 Continental entered into a $160 million revolving credit facility with a group of banks (the "Predelivery Deposit Revolver") to finance predelivery deposits with respect to the acquisition of new Boeing 737 and 757 aircraft, which is secured by the purchase agreements with respect to such aircraft, including the Aircraft.


     In February 1997, the Company began construction of a new hangar and improvements to a cargo facility at the Company's hub at Newark International Airport which is expected to be completed in the fourth quarter of 1997. The Company expects to finance these projects, which will cost approximately $25 million, with tax-exempt bonds. In addition, the Company is also planning a facility expansion at Newark which would require, among other matters, agreements to be reached with the applicable airport authority.


     In March 1997, the Company announced plans to expand its facilities at its Hopkins International Airport hub in Cleveland. The expansion, which will include a new jet concourse for the new regional jet service offered by Express, as well as other facility improvements, is expected to cost approximately $120 million, which the Company expects will be funded principally by the issuance of a combination of tax-exempt special facilities revenue bonds and general airport revenue bonds by the City of Cleveland. In connection therewith, the Company expects to enter into long-term leases under which rental payments will be sufficient to service the related bonds.


     In April 1997, the Company announced plans to build a wide-body aircraft maintenance hangar in Honolulu, Hawaii at an estimated cost of $24 million. Construction of the hangar, anticipated to be completed by the second quarter of 1998, is expected to be financed by tax-exempt special facilities revenue bonds issued by the State of Hawaii. In connection therewith, the Company expects to enter into long-term leases under which rental payments will be sufficient to service the related bonds.

     In April 1997, the City of Houston (the "City") completed the offering of $190 million aggregate principal amount of tax-exempt special facilities revenue bonds (the "IAH Bonds") payable solely from rentals paid by Continental under long-term lease agreements with the City. The IAH Bonds are unconditionally guaranteed by the Company. The proceeds from the IAH Bonds will be used to finance the acquisition, construction and installation of certain terminal and other airport facilities located at Continental's hub at George Bush Intercontinental Airport in Houston, including a new automated people mover system linking Terminals B and C and 20 aircraft gates in Terminal B into which Continental intends to expand its operations. The expansion project is expected to be completed by the summer of 1999.

     In April 1997, Continental redeemed for cash all of the 460,247 outstanding shares of its Series A 12% Cumulative Preferred Stock held by an affiliate of Air Canada, a Canadian corporation, for $100 per share plus accrued dividends thereon. The redemption price, including accrued dividends, totaled $48 million.


     In June 1997, Continental purchased from Air Partners warrants to purchase 3,842,542 shares of Class B common stock of the Company for $94 million in cash.


  Continental's History of Operating Losses

     Although Continental recorded net income of $74 million in the first quarter of 1997, $319 million in 1996 and $224 million in 1995, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

  Aircraft Fuel

     Since fuel costs constitute a significant portion of Continental's operating costs (approximately 13.3% for the year ended December 31, 1996 and 14.8% for the three months ended March 31, 1997), significant changes in fuel costs would materially affect the Company's operating results. Jet fuel prices have increased significantly since December 31, 1995, although such prices have moderated recently. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company enters into petroleum option contracts to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

  Labor Matters


     The Company has recently begun collective bargaining agreement negotiations with its Continental Airlines and Express pilots whose contracts become amendable in July 1997 and October 1997, respectively. In addition, the Company's collective bargaining agreements with its CMI mechanics and mechanic-related employees became amendable in March 1997. Negotiations are in progress to amend this contract. The Company believes that mutually acceptable agreements can be reached with all such employees, although the ultimate outcome of the negotiations is unknown at this time. The CMI agent-classification employees' collective bargaining agreement, which became amendable in March 1997, was ratified and approved in April 1997. The agreement, which becomes amendable in March 2001, provides for an 8.7% increase in wages over a four-year period. The CMI flight attendants' contract, which became amendable in September 1996, was ratified and approved in April 1997 and becomes amendable in June 2000. The CMI flight attendants' new contract provides for a 19.6% increase in wages in the first year of the contract and 4 to 5% increases over subsequent years.


  Certain Tax Matters

     The Company's United States federal income tax return for the year ended December 31, 1996 is expected to reflect net operating loss carryforwards ("NOLs") of $2.3 billion that will expire through 2009 and federal investment tax credit carry forwards of $45 million that will expire through 2001. For financial reporting purposes, Continental began accruing tax expense on its income statement during the second quarter of 1996.

     The Company had, as of December 31, 1996, deferred tax assets aggregating $1.3 billion, including $804 million of NOLs. The Company recorded a valuation allowance of $694 million against such assets as of December 31, 1996. Realization of a substantial portion of the Company's remaining NOLs will require the completion by April 27, 1998 of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company has consummated several such transactions and currently intends to consummate one or more additional transactions. If the Company were to determine in the future that such transactions will not be completed and if future income is not sufficient to recognize the benefit of previously completed transactions, an adjustment to the net deferred tax liability of up to $85 million would be charged to income in the period such determination was made. In the event the Company recognizes additional tax benefits related to NOLs and investment tax credit carryforwards attributable to the Company's predecessor, Holdings, together with its operating subsidiaries, those benefits would be applied to reduce reorganizational value in excess of amounts allocable to identifiable assets and other intangibles to zero, and thereafter as an addition to paid-in capital.


     As a result of NOLs, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.1 billion of taxable income following December 31, 1996.
Section 382 of the Internal Revenue Code ("Section 382") imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term tax-exempt rate (which is 5.64% for July 1997). Unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's annual NOL utilization would be limited to approximately $115 million per year.


  Continental Micronesia

     Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1994 and 1995 increased CMI's profitability while a decline of the yen against the dollar in 1996 reduced CMI's profitability. As a result of the recent weakness of the yen against the dollar and increased fuel costs, CMI's operating earnings declined during the past three quarters as compared to similar periods a year ago, and are not expected to improve materially absent a stronger yen or reduced fuel costs. The $320 million financing consummated by CMI in July 1996 contains significant financial covenants relating to CMI, including maintenance of a minimum fixed charge coverage ratio, a minimum consolidated net worth and minimum liquidity, and covenants restricting CMI's leverage, its incurrence of certain indebtedness and its pledge of assets. The financial covenants also limit the ability of CMI to pay dividends to Continental. In January 1997, CMI elected to prepay $25 million of principal amount of its bank financing rather than use such cash for other purposes. CMI may prepay additional amounts of its bank financing to remain in compliance with certain covenants contained in such financing. Continental has entered into a commitment letter that contemplates the establishment of a new credit facility under which CMI's existing bank financing will be repaid and financial covenants applicable to CMI eliminated. See "-- Risk Factors Relating to the
Company -- Leverage and Liquidity".


     To reduce the potential negative impact on CMI's dollar earnings, CMI, from time to time, purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Such options historically have not had a material effect on the Company's results of operations or financial condition. Any significant and sustained decrease in traffic or yields (including due to the value of the yen) to and from Japan could materially adversely affect Continental's consolidated profitability.


  Principal Stockholder

     On November 21, 1996, Air Partners, L.P., a Texas limited partnership and major stockholder of the Company ("Air Partners"), exercised its right to sell to the Company, and the Company subsequently purchased, for $50 million, warrants to purchase 2,614,379 shares of Class B common stock (representing a portion of the total warrants held by Air Partners) pursuant to an agreement entered into earlier in 1996 with the Company. Also on June 2, 1997, Continental purchased from Air Partners warrants to purchase 3,842,542 shares of Class B common stock of the Company for $94 million. As of June 3, 1997, Air Partners held approximately 9.4% of the common equity interest and 40.5% of the general voting power of the Company. If all the remaining warrants held by Air Partners had been exercised on June 3, 1997, approximately 14.5% of the common equity interest and 51.7% of the general voting power of the Company would have been held by Air Partners. Various provisions in the Company's Certificate of Incorporation and Bylaws currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in the control of the Company.


RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  Industry Conditions and Competition

     The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources (and in certain cases, lower cost structures), as well as smaller carriers with low cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased recently, fuel costs have also increased significantly. In addition, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

     The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

  Regulatory Matters

     In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise and aging aircraft regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, DOT regulations and judicial decisions.


     Management believes that the Company benefited significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995. The ticket tax was reinstated on August 27, 1996, expired on December 31, 1996 and was reinstated again on March 7, 1997. Management believes that the ticket tax has a negative impact on the Company, although neither the amount of such negative impact directly resulting from the reimposition of the ticket tax, nor the benefit realized by its expiration, can be precisely determined. Congress is currently considering proposals for significant revisions to the ticket tax, including the imposition of taxes on components of air travel not previously taxed. The ultimate outcome or effect of any such tax proposals cannot be determined by the Company at this time.

Management believes that the ticket tax has a negative impact on the Company, although neither the amount of such negative impact directly resulting from the imposition of the ticket tax, nor the benefit realized by its expiration can be precisely determined.

     Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently proposed or enacted in the future will not adversely affect the Company.

  Seasonal Nature of Airline Business

     Due to the greater demand for air travel during the summer months, revenue in the airline industry in the third quarter of the year is generally significantly greater than revenue in the first quarter of the year and moderately greater than revenue in the second and fourth quarters of the year for the majority of air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, changing levels of operations, fuel prices, foreign currency exchange rates and general economic conditions.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  Consequences of Failure to Exchange

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

  Appraisals and Realizable Value of Aircraft

     Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AISI, BK and MBA, and such appraisals are based on varying assumptions and methodologies which differ among the Appraisers. The Appraisers have delivered letters summarizing their respective reports, copies of which are annexed to this Prospectus as Appendix II. See "Description of the Aircraft and the Appraisals -- The Appraisals". The appraised value of each Aircraft, and accordingly the initial aggregate Aircraft value as referred to herein, is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers and projected as of the scheduled delivery month of such Aircraft. Such aggregate appraised values also assume depreciation of approximately 2% of the initial appraised value for Aircraft delivered more than one year prior to the scheduled Delivery Period Termination Date (although no assurance can be given as to the actual market value rate of depreciation, which may differ from 2% during such period). Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals of the Appraisers. An appraisal is only an estimate of value, is not indicative of the price at which an Aircraft may be purchased from the manufacturer and should not in any event be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. In particular, the appraisals are estimates of values as of future delivery dates. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the supply of aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.


     The aggregate appraised value of the Aircraft, determined as of April 1, 1998, is $1,081,740,200, based upon the lesser of the average and median values of each Aircraft as appraised by the Appraisers and assuming that all Aircraft are delivered prior to such date and that the Aircraft delivered before April 1, 1997 depreciates at 2% of its initial appraised value for such year, although actual depreciation may differ.


  Priority of Distributions; Subordination


     Certain provisions of the Intercreditor Agreement, which provides for the subordination of the Class B Certificates to the Class A Certificates and the subordination of the Class C Certificates to the Class B Certificates, may result in the holders of subordinated Classes of Certificates receiving less than the full amount due to them after the occurrence of a Triggering Event even if all of the Equipment Notes are paid in full.


     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments in respect of Equipment Notes received by the Subordination Agent will be distributed in the following order: (1) payment of certain Liquidity Obligations to the Liquidity Providers; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, the Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; and (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions.


     Accordingly, the priority of distributions after a payment default under any Equipment Note will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.


     Payments in respect of the Deposits are not subject to the subordination provisions of the Intercreditor Agreement.

  Control over Collateral; Sale of Collateral

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Providers have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an

Indenture Default has occurred and is continuing by the Controlling Party. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated (provided that prior to the Delivery Period Termination Date the aggregate principal amount thereof exceeds $280 million), the Liquidity Providers with at least two-thirds of the unreimbursed Liquidity Obligations shall have the right to elect to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates, to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment
Notes -- Remedies".

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions described in the last sentence of this paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or any Trustee. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

     The Equipment Notes are not cross-collateralized and, consequently, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

  Owner Participant; Revisions to Agreements

     Continental has obtained commitments of certain companies to act as the Owner Participant with respect to the leveraged leases for all of the Aircraft and, in certain cases, is seeking alternative commitments on more favorable terms. The existing commitments are subject to satisfaction of certain conditions with respect to each Aircraft and, in certain cases, Continental may elect to terminate such commitments with respect to certain Aircraft. Accordingly, Continental may select one or more other Owner Participants for some or all of such Aircraft or finance such Aircraft as Owned Aircraft rather than Leased Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this Prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Continental is obligated (i) to certify to the Trustee that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes".

     Each Owner Participant will have the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

  Unused Deposits

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the manufacturer's right to postpone deliveries under its agreement with Continental. See "Description of the Aircraft and Appraisals -- Deliveries of Aircraft". Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. In addition, Continental's obligations to Boeing relating to the ordered aircraft and under the Predelivery Deposit Revolver are secured by Continental's purchase agreement with Boeing relating to the Aircraft. Accordingly, if Continental should breach its obligations secured thereby, the secured parties could exercise remedies and prevent delivery of Aircraft to Continental. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, plus a premium payable by Continental (i) in the case of the holders of the Certificates issued by the Class A Trust, the Class B Trust and the Class C-I Trust, equal to the Deposit Make-Whole Premium with respect to the aggregate amount of funds so distributed (excluding accrued interest) and (ii) in the case of the holders of the Certificates issued by the Class C-II Trust, equal to the Class C-II Premium with respect to such aggregate amount, to the Certificateholders of such Trust. See "Description of the Deposit
Agreements -- Unused Deposits".

  Special Distributions to Class C-II Certificateholders

     The Deposits relating to the Class C-I Trust will be utilized to purchase Series C Equipment Notes prior to the utilization of Deposits relating to Class C-II Trust. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent and distributed, together with accrued and unpaid interest thereon and a premium, to the Certificateholders of such Trust. See "--Unused Deposits". As a result, there is a greater likelihood that a special distribution that will reduce the Pool Balance of the Class C-II Certificates will be required than with respect to the other Certificates. In addition, to the extent that the Class C-II Trust acquires Series C Equipment Notes, such Equipment Notes will relate to fewer Aircraft than the Equipment Notes held by the other Trusts. Accordingly, if Continental exercises its rights under a Lease or Owned Aircraft Indenture to cause the Series C Equipment Notes held by the Class C-II Trust to be redeemed, such as upon termination of the Lease for obsolescence, refunding of such Equipment Notes or payment of stipulated loss value upon the occurrence of an event of loss with respect to the Aircraft that secures such Equipment Notes, the resulting special distribution with respect to the Class C-II Certificates will reduce the Pool Balance of the Class C-II Trust by a greater percentage than the reduction that would be applicable to the other Trusts had such an event occurred with respect to the same number of Aircraft securing Equipment Notes held by the other Trusts. See "Description of the Equipment
Notes -- Redemption".

  Withholding Tax on Foreign Investors

     Because of the possibility that the Original Trusts may be treated for United States federal income tax purposes as partnerships engaged in U.S. trades or businesses, tax will be withheld from distributions with respect to the Original Trusts and the Deposits to foreign persons who are beneficial owners of Certificates. Each foreign investor, by accepting an interest in a Certificate, will agree to indemnify the Original Trustee, the Original Trust, and the Paying Agent against any liability for improper failure to withhold tax. Although foreign investors can file United States federal income tax returns seeking refunds of any withheld taxes, there is no assurance that such refund claims will be successful. Even if such refund claims are successful, the refund process will result in a delay in the receipt of cash by foreign investors.

  Absence of an Established Market


     Prior to the Exchange Offer, there has been no public market for the Certificates and neither Continental nor any Trust intends to apply for listing of the Certificates on any national securities exchange or otherwise. Certain of the Initial Purchasers have previously made a market in the Old Certificates and Continental has been advised by the Initial Purchasers that all of them presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates, and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.


                                USE OF PROCEEDS

     There will be no cash proceeds payable to Continental from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates issued by each Trust were deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Certificateholders of such Trust. Such proceeds will be used to purchase Equipment Notes during the Delivery Period issued, at Continental's election, either (i) by the Owner Trustees to finance the purchase of the Leased Aircraft or (ii) by Continental to finance the purchase of the Owned Aircraft. Prior to the date of this Prospectus, two Boeing 757-224 Aircraft have been delivered, and funds were withdrawn from the Deposits to purchase Equipment Notes in respect of such Aircraft in the aggregate principal amount of $74.4 million.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the year ended December 31, 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993, for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1996 and 1997 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position
90-7 -- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

     For the year ended December 31, 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993 and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $131 million, $979 million, $60 million and $667 million would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the years ended December 31, 1995 and December 31, 1996 was 1.53 and 1.81, respectively. The ratio of earnings to fixed charges for the three months ended March 31, 1996 and March 31, 1997 was 1.70 and 1.88, respectively. For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense deemed representative of the interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information".

TERMS OF THE EXCHANGE OFFER

  General

     In connection with the issuance of the Old Certificates pursuant to a Purchase Agreement dated as of March 12, 1997, between the Company, the Trusts, the Depositary and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, the Company is obligated to use its best efforts to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates within 120 days after March 21, 1997, the Issuance Date, (ii) cause the Registration Statement to become effective under the Securities Act within 180 days after the Issuance Date, (iii) cause the Registration Statement to remain effective until the closing of the Exchange Offer and (iv) consummate the Exchange Offer within 210 calendar days after the Issuance Date. The Company will keep the Exchange Offer open for a period of not less than 30 days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal face amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders as of [          ]. The Exchange Offer is not conditioned
upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions".

     Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.


     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters (as defined on page 3 of this Prospectus), the Company believes that the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquired such Old Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit Continental to effect the Exchange Offer, if the Registration Statement is not declared effective within 180 calendar days after the Issuance Date under certain circumstances or the Exchange Offer is not consummated within 210 days after the Issuance Date under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Certificates pursuant to the Registration Statement and at no cost to the holders of Old Certificates, (a) as promptly as practicable file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issuance Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each a "Registration Event") occurs on or prior to the 210th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes and Deposits shall be increased by 0.50% from and including such 210th day to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which all of the Certificates otherwise become transferable by Certificateholders (other than affiliates or former affiliates of Continental) without further registration under the Securities Act. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes and the Deposits shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk
Factors -- Risk Factors Relating to the Certificates -- Consequences of Failure to Exchange".

  Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean [          ] (30 calendar days
following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by October 17, 1997, the interest rate borne by the Equipment Notes and Deposits is subject to increase. See "-- General".

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

     The New Certificates will accrue interest at the applicable per annum rate for such Trust set forth on the cover page of this Prospectus, from the Issuance Date. Interest on the New Certificates is payable on April 1 and October 1 of each year commencing upon the consummation of the Exchange Offer, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange

Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of

Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for, any Old Certificates, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer, and the Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

         By Mail or Overnight Delivery:                         By Hand:
            Wilmington Trust Company                    Wilmington Trust Company
            1100 North Market Street              1105 North Market Street, 1st Floor
        Wilmington, Delaware 19890-0001                Wilmington, Delaware 19890
             Attention: Jill Rylee               Attention: Corporate Trust Operations

                            Facsimile Transmission:
                                 (302) 651-1079

                             Confirm by Telephone:
                                 (302) 651-8869
                                   Jill Rylee

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                      DESCRIPTION OF THE NEW CERTIFICATES


     The New Certificates will be issued pursuant to four separate Pass Through Trust Agreements. The following summary describes all material terms of the Certificates, the Deposits and the Pass Through Trust Agreements. The summary does not purport to be complete, and reference is made to all of the provisions of the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Available Information". Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each of the Class A Trust, the Class B Trust and the Class C Trusts will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Pass Through Trust Agreements unless otherwise indicated.

GENERAL

     The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book Entry; Delivery and Form". (Section 3.01) Each New Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. (Section 3.01) The Trust Property of each Trust consists of (i) the rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement issued, at Continental's election in connection with the delivery of each Aircraft during the Delivery Period, either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance the purchase of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Continental, or (b) on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Owned Aircraft, if any, to finance the purchase of such Owned Aircraft by Continental, (ii) Equipment Notes acquired under the Note Purchase Agreement (consisting, as of the date of this Prospectus, of $74.4 million principal amount issued with respect to two Boeing 757-224 Aircraft in leveraged lease transactions), (iii) the rights of such Trust under the applicable Escrow Agreement (including the right to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period),
(iv) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (v) all monies receivable under the Liquidity Facility for such Trust and (vi) funds from time to time deposited with the Trustee in accounts relating to such Trust. The New Certificates represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued only in minimum denominations of $1,000 and integral multiples thereof. (Section 3.01).

     On the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a substantially identical Successor Trust, and the New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. See "-- Liquidation of Original Trusts".

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.11) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, do not constitute Trust Property of such Trust.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) payment of certain Liquidity Obligations to the Liquidity Providers; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; and (5) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to reimburse the Subordination Agent, the Trustees and certain other parties for the payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; and (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of such possible interest shortfalls, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all Equipment Notes are eventually paid in full.

     Payments in respect of the Deposits relating to a Trust are not subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus, payable on April 1 and October 1 of each year, commencing on October 1, 1997 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest rates for the Deposits and the Equipment Notes are subject to change under certain circumstances. See "The Exchange Offer -- Terms of the Exchange Offer -- General". Payments of interest applicable to the Certificates issued by each of the Trusts are supported by two separate Liquidity Facilities provided by the Liquidity Providers for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that the Liquidity Facilities with respect to such Trust do not cover interest payable by the Depositary on the Deposits relating to such Trust. The Liquidity Facilities for any Class of Certificates do not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facilities for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Equipment Notes held in each Trust are scheduled to be received by the Trustee on April 1 and October 1 in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing April 1, 1998. Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and April 1 and October 1 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment
Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A Certificates is October 1, 2016, for the Class B Certificates is October 1, 2014 and for the Class C Certificates is October 1, 2008.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02, and Section 2.03 of the Escrow Agreement) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be scheduled to be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"), subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and the premium payable by Continental (each, also a "Special Payment"), will be scheduled to be distributed on a date 35 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date") unless such date is within 10 days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date. Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or the premium payable by Continental in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 20 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c) and Section 2.03 of the Escrow Agreement) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b) and Section 2.03 of the Escrow Agreement) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See
"-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust was 1.0000000 on the Issuance Date, and will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

     The Mandatory Economic Terms require that, assuming each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule) and that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts, the scheduled aggregate payments of principal of the Equipment Notes held in each Trust as of each Regular Distribution Date be as set forth in the applicable column below (the "Assumed Amortization Schedule"). In addition, assuming that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes shall occur, the Pool Factors for each Trust after taking into account each such Scheduled Payment will be as set forth below:

                                                                                                    1997-1C-I
                                  1997-1A TRUST                   1997-1B TRUST                       TRUST
                                    EQUIPMENT        1997-1A        EQUIPMENT        1997-1B        EQUIPMENT
                                      NOTES           TRUST           NOTES           TRUST           NOTES          1997-1C-I
                                    SCHEDULED       EXPECTED        SCHEDULED       EXPECTED        SCHEDULED          TRUST
                                   PAYMENTS OF        POOL         PAYMENTS OF        POOL         PAYMENTS OF       EXPECTED
             DATE                   PRINCIPAL        FACTOR         PRINCIPAL        FACTOR         PRINCIPAL       POOL FACTOR
------------------------------    -------------     ---------     -------------     ---------     -------------     -----------
March 21, 1997                    $        0.00     1.0000000     $        0.00     1.0000000     $        0.00      1.0000000
October 1, 1997                            0.00     1.0000000              0.00     1.0000000              0.00      1.0000000
April 1, 1998                      3,934,879.12     0.9910137      1,552,705.03     0.9895323      1,882,103.25      0.9830583
October 1, 1998                    1,681,582.29     0.9871734         66,785.83     0.9890821              0.00      0.9830583
April 1, 1999                      5,222,970.99     0.9752454      1,129,105.40     0.9814701      1,138,727.15      0.9728081
October 1, 1999                    1,785,140.00     0.9711686        304,080.00     0.9794201        229,980.50      0.9707379
April 1, 2000                      8,598,044.60     0.9515328      1,752,510.54     0.9676054      5,327,605.14      0.9227817
October 1, 2000                    3,208,002.92     0.9442065        304,080.00     0.9655554         12,443.50      0.9226697
April 1, 2001                     10,559,336.19     0.9200916      1,934,649.19     0.9525128     11,673,393.02      0.8175920
October 1, 2001                    1,785,140.00     0.9160148        609,560.00     0.9484034      4,845,496.82      0.7739754
April 1, 2002                     16,672,796.22     0.8779383      2,214,649.16     0.9334732     17,842,891.27      0.6133632
October 1, 2002                    2,613,116.99     0.8719706        859,499.57     0.9276788      7,003,522.61      0.5503212
April 1, 2003                      7,485,290.53     0.8548760      3,977,291.36     0.9008655     21,300,149.75      0.3585886
October 1, 2003                    1,785,140.00     0.8507992        609,560.00     0.8967561      2,640,287.94      0.3348222
April 1, 2004                      7,556,409.30     0.8335423      9,438,941.06     0.8331227     18,622,511.38      0.1671922
October 1, 2004                    1,785,140.00     0.8294654        609,560.00     0.8290133     4,873 ,236.58      0.1233260
April 1, 2005                      4,169,719.26     0.8199428     17,874,572.95     0.7085102     10,440,888.52      0.0293426
October 1, 2005                    1,785,140.00     0.8158660        609,560.00     0.7044008              0.00      0.0293426
April 1, 2006                      4,081,965.16     0.8065438     12,148,154.28     0.6225030      2,370,247.10      0.0080069
October 1, 2006                    6,009,321.43     0.7928200      4,482,202.42     0.5922858              0.00      0.0080069
April 1, 2007                      9,892,990.06     0.7702269     16,738,430.54     0.4794422        889,515.48      0.0000000
October 1, 2007                    4,397,087.96     0.7601850      3,826,001.10     0.4536489              0.00      0.0000000
April 1, 2008                     13,716,127.67     0.7288608     20,295,722.81     0.3168235              0.00      0.0000000
October 1, 2008                    3,671,847.23     0.7204752        400,701.24     0.3141221              0.00      0.0000000
April 1, 2009                     16,318,218.06     0.6832085     18,630,088.20     0.1885257              0.00      0.0000000
October 1, 2009                    2,445,509.15     0.6776235      2,166,372.54     0.1739210              0.00      0.0000000
April 1, 2010                     43,451,307.24     0.5783915      9,711,448.30     0.1084504              0.00      0.0000000
October 1, 2010                      185,691.30     0.5779675              0.00     0.1084504              0.00      0.0000000
April 1, 2011                     37,047,170.31     0.4933609      7,998,172.64     0.0545300              0.00      0.0000000
October 1, 2011                    6,646,530.16     0.4781819              0.00     0.0545300              0.00      0.0000000
April 1, 2012                     56,076,129.35     0.3501180      7,751,645.54     0.0022716              0.00      0.0000000
October 1, 2012                            0.00     0.3501180        323,595.36     0.0000900              0.00      0.0000000
April 1, 2013                     77,092,583.73     0.1740577         13,354.94     0.0000000              0.00      0.0000000
October 1, 2013                    1,274,987.73     0.1711459              0.00     0.0000000              0.00      0.0000000
April 1, 2014                     43,773,295.63     0.0711786              0.00     0.0000000              0.00      0.0000000
October 1, 2014                   10,042,845.35     0.0482432              0.00     0.0000000              0.00      0.0000000
April 1, 2015                     21,124,544.06     0.0000000              0.00     0.0000000              0.00      0.0000000

                                                 1997-IC-II
                                 1997-IC-II        TRUST
                                   TRUST         EQUIPMENT
                                 EQUIPMENT         NOTES
                                   NOTES         SCHEDULED
                                 SCHEDULED       PAYMENTS
                                PAYMENTS OF         OF
             DATE                PRINCIPAL       PRINCIPAL
------------------------------  ------------     ---------
March 21, 1997                  $       0.00     1.0000000
October 1, 1997                         0.00     1.0000000
April 1, 1998                     169,416.91     0.9830583
October 1, 1998                         0.00     0.9830583
April 1, 1999                     102,502.15     0.9728081
October 1, 1999                    20,701.62     0.9707379
April 1, 2000                     479,562.63     0.9227817
October 1, 2000                     1,120.10     0.9226697
April 1, 2001                   1,050,776.65     0.8175920
October 1, 2001                   436,165.81     0.7739754
April 1, 2002                   1,606,122.01     0.6133632
October 1, 2002                   630,419.79     0.5503212
April 1, 2003                   1,917,326.00     0.3585886
October 1, 2003                   237,664.65     0.3348222
April 1, 2004                   1,676,299.26     0.1671922
October 1, 2004                   438,662.79     0.1233260
April 1, 2005                     939,833.16     0.0293426
October 1, 2005                         0.00     0.0293426
April 1, 2006                     213,357.02     0.0080069
October 1, 2006                         0.00     0.0080069
April 1, 2007                      80,069.44     0.0000000
October 1, 2007                         0.00     0.0000000
April 1, 2008                           0.00     0.0000000
October 1, 2008                         0.00     0.0000000
April 1, 2009                           0.00     0.0000000
October 1, 2009                         0.00     0.0000000
April 1, 2010                           0.00     0.0000000
October 1, 2010                         0.00     0.0000000
April 1, 2011                           0.00     0.0000000
October 1, 2011                         0.00     0.0000000
April 1, 2012                           0.00     0.0000000
October 1, 2012                         0.00     0.0000000
April 1, 2013                           0.00     0.0000000
October 1, 2013                         0.00     0.0000000
April 1, 2014                           0.00     0.0000000
October 1, 2014                         0.00     0.0000000
April 1, 2015                           0.00     0.0000000

     The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted by the Mandatory Economic Terms, Equipment Notes with respect to any Aircraft are purchased by the Trusts in other than the month currently scheduled for delivery of such Aircraft or Equipment Notes as to which the projected LTVs are lower than other Equipment Notes are not acquired by the Trusts. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements". In the event of (i) any such change in the scheduled repayments or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (ii), (iii), (iv) and (v) below):

          (i) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source;

          (ii) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by Continental with respect to unused Deposits), if any;

          (iii) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

          (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

          (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

          (vi) the Pool Balance and the Pool Factor for such Trust. (Section
     4.03)

     With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates. (Section 4.03(a))

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii), (iv) and (v) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03(b)) With respect to Certificates registered in the name of Cede, as nominee for DTC, such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Section 4.03(b))

     With respect to the Certificates issued in definitive form, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of Equipment Notes-Indenture Default; Notice and Waiver". Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases (unless, in the case of a Lease, otherwise agreed between an Owner Participant and Continental). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company is the initial Trustee under each Trust.

     Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of Intercreditor Agreement-Sale of Equipment Notes and Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections
4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate (as defined in each Indenture) held in such Trust following an Indenture Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture relating to a Leased Aircraft, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for

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

such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in the Pass Through Trust Agreements and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Note. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and thereby annul any direction given by such holders or Trustee to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and
(iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates, in

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

each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Class of Certificates on any Distribution Date (unless, in the case of the Class A, B, C-I or C-II Certificates, the Subordination Agent shall have made Interest Drawings, or drawings on the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Title 49 of the United States Code, as amended, relating to aviation (the "Transportation Code"), (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of Continental contained in the Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases; and (ii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02) Additionally, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Event of Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Leases, Section 13.02; Owned Aircraft Indenture, Section 4.09)

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases do not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility, (ii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility, (iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility

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

which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity, correct any mistake or to modify any other provisions with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility, provided such action shall not materially adversely affect the interests of the holders of such Certificates, (iv) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer, (v) to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (vi) to provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee, provided that in each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of amendments or supplements for the purposes of adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Registration Rights Agreement or any Liquidity Facility or of modifying the rights and obligations of the Certificateholders, except that no such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Certificateholders) of payments with respect to the Deposits, the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement in a manner adverse to the Certificateholders, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (f) adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a

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

vote has been called for with respect thereto. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust and
(ii) as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust (or, in the event that the Trustees of the Class C Trusts jointly are the Controlling Party, as such Trustees, considered in the aggregate, are directed in their respective Certificateholder directions by the Certificateholders of such Trusts evidencing fractional undivided interests aggregating not less than a majority in interest in the Class C Trusts, taken together). For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees are obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement. Under the Note Purchase Agreement, Continental has agreed to finance each Aircraft in the manner provided therein and in connection therewith will have the option of entering into a leverage lease financing or a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture relating to the financing of such Leased Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this Prospectus is based on the forms of such agreements contemplated by the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Owner Participant; Revisions to Agreements". However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Continental is obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that (i) the maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed $37,600,000 for each Boeing 757-224 Aircraft, $18,400,000 for each Boeing 737-524 Aircraft and $24,400,000 for each Boeing 737-724 Aircraft, (ii) the initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value for such Aircraft set forth in "Prospectus

Summary -- Terms of Certificates -- Equipment Notes and the Aircraft" under the column "Appraised Value"), not exceed 41% in the case of Series A Equipment Notes, 55% in the case of Series B Equipment Notes and 69.99% for Boeing 757-224 Aircraft, 66.19% for Boeing 737-524 Aircraft and 66.25% for Boeing 737-724 Aircraft in the case of Series C Equipment Notes, (iii) the initial average life of the Series A Equipment Notes not be less than 11.75 nor more than 12.60 years in the case of the 757-224 Aircraft, less than 11.00 nor more than 12.55 years in the case of the 737-524 Aircraft and less than 12.25 nor more than 12.55 years in the case of the 737-724 Aircraft, of the Series B Equipment Notes not be less than 9.00 nor more than 9.75 years in the case of the 757-224 Aircraft, less than 6.90 nor more than 10.52 years in the case of the 737-524 Aircraft and less than 9.75 nor more than 10.05 years in the case of the 737-724 Aircraft and of the Series C Equipment Notes not be less than 4.50 nor more than 5.55 years in the case of the 757-224 Aircraft, less than 3.50 nor more than 7.60 years in the case of the 737-524 Aircraft and less than 5.25 nor more than 5.55 years in the case of the 737-724 Aircraft, (iv) the amortization schedules for each Series of Equipment Notes, assuming the maximum amount thereof in respect of all of the Aircraft are purchased by the Trusts and all Aircraft are delivered as currently scheduled, shall be as set forth in the table under "Description of the New Certificates -- Pool Factors", (v) as of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A Certificates, the Class B Certificates, the Class C-I Certificates and the Class C-II Certificates shall not exceed, respectively,
12.91 years, 10.15 years, 6.00 years and 6.00 years (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits), (vi) the final maturity date of (a) the Series A Equipment Notes not be in excess of 18.025 years after the Issuance Date, (b) the Series B Equipment Notes not be in excess of 16.025 years after the Issuance Date and (c) the Series C Equipment Notes not be in excess of 10.025 years after the Issuance Date, (vii) the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust, (viii) the maximum aggregate principal amount of the Equipment Notes issued with respect to all Boeing 757-224 Aircraft shall not exceed $300,800,000, all Boeing 737-524 Aircraft shall not exceed $331,200,000 and all Boeing 737-724 Aircraft shall not exceed $97,600,000, (ix) the interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust, (x) the payment dates for the Equipment Notes and basic rent under the Leases must be April 1 and October 1, (xi) basic rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes, (xii) the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance and (xiii) (a) the past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, (e) the interest rate payable with respect to stipulated loss value in the Leases, and (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case be provided as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement. In the case of the Indentures, such modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Continental's rights under its purchase agreement with the related manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures. In the case of the Lease, such modifications are prohibited to certain provisions regarding the obligation of Continental (i) to pay basic rent, stipulated loss

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

value and termination value to the Leased Aircraft Trustee, (ii) to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft, (iii) to furnish certain opinions with respect to a replacement airframe and (iv) to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases. In the case of the Participation Agreement, such modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration, (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement. In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustee in the definition of "Make-Whole Premium". Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Mortgagee or the Certificateholders.

LIQUIDATION OF ORIGINAL TRUSTS

     At the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a Successor Trust with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The Trustee of each of the Original Trusts will also act as Trustee of the corresponding Successor Trust, and each New Trustee will assume the obligations of the Original Trustee under each transaction document to which such Original Trustee was a party. Upon effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer and assignment. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable with respect to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected.

TERMINATION OF THE TRUSTS

     The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust is Wilmington Trust Company. With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Intercreditor Agreement, the Equipment Notes, the Deposit Agreements, the Escrow Agreements, the Indentures, the Participation Agreements, the Leases or other related documents. (Sections 7.04 and 7.15)

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

The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustees reasonable security and indemnity. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Continental, with any Owner Trustee or with any Loan Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

     Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event Continental will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Continental may, with the consent of the Owner Participants for the Leased Aircraft (which consent shall not be unreasonably withheld), remove such Trustee, or any holder of the Certificates of such Trust for at least six months may, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     Each Pass Through Trust Agreement provides that Continental will pay or cause to be paid the applicable Trustee's fees and expenses. (Section 7.07)

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by one or more permanent global Certificates, in definitive, fully registered form without interest coupons (the "Global Certificates"), to be deposited with the Trustee as custodian for DTC and registered in the name of Cede, as nominee for DTC.

     DTC has advised Continental as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Ownership of beneficial interests in Global Certificates is limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, Euroclear or Cedel.

     Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Continental, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Continental expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. Continental also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Neither Continental nor the Trustee has any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed by within 90 days, the Trusts will issue certificates in definitive, fully registered form in exchange for the Global Certificates.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS


     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements which have been filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Available Information". The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.


GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust has entered into a separate Deposit Agreement with the Depositary pursuant to which the Depositary has established separate accounts into which the proceeds of the initial sale of the Old Certificates of such Trust were deposited on behalf of such Escrow Agent, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period. Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The interest rates payable on the Deposits are subject to change under certain circumstances described in "The Exchange Offer -- Terms of the Exchange Offer--General". Upon each delivery of an Aircraft during the Delivery Period, the Trustees for the Class A Trust, the Class B Trust and the Class C-I Trust (or, if the Deposits relating to the Class C-I Trust have been fully withdrawn, the Class C-II Trust) will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such

Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. Prior to the date of this Prospectus, two Boeing 757-224 Aircraft have been delivered and funds were withdrawn from the Deposits to purchase Equipment Notes in respect of such Aircraft in the aggregate principal amount of $74.4 million in leveraged lease transactions. The Deposits relating to each Trust and interest paid thereon are not subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect to the Certificates.

UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the manufacturer's right to postpone deliveries under its agreement with Continental. See "Description of the Aircraft and Appraisals -- Deliveries of Aircraft". Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. In addition, Continental's obligations to Boeing relating to ordered aircraft and the Predelivery Deposit Revolver are secured by Continental's purchase agreements with Boeing relating to the Aircraft. Accordingly, if Continental should breach its obligations secured thereby, the secured parties could exercise remedies and prevent delivery of Aircraft to Continental. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, plus a premium payable by Continental (i) in the case of the holders of Certificates issued by the Class A Trust, the Class B Trust and the Class C-I Trust, equal to the Deposit Make-Whole Premium with respect to the aggregate amount of funds so distributed (excluding accrued interest) and (ii) in the case of the holders of Certificates issued by the Class C-II Trust, equal to the Class C-II Premium with respect to such aggregate amount, to the Certificateholders of such Trust after at least 20 days' prior written notice.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Old Certificates).

     "Class C-II Premium" means, as of any date of determination, with respect to the distribution of unused Deposits to holders of Class C-II Certificates,
(a) if Equipment Notes with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trusts prior to the date of determination, an amount equal to the excess, if any, of (i) the present value of the excess of (x) the scheduled payment of principal and interest to maturity of the Equipment Notes on each remaining Regular Distribution Date for the Class C-II Certificates under the Assumed Amortization Schedule over (y) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the "Adjusted Treasury Yield" (meaning the Treasury Yield plus 42 basis points) over (ii) the amount of such unused Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Old Certificates) or (b) in any other case, an amount equal to the sum of
(i) a premium calculated pursuant to the preceding clause (a) determined with respect to the portion of such unused Deposits that would have remained unused had the maximum principal amount of Series C Equipment Notes been purchased with respect to each of the Aircraft as to which Equipment Notes were not actually purchased by any of the Trusts and as to which no replacement by a Substitute Aircraft was made and (ii) the Deposit Make-Whole Premium determined with respect to the balance of such unused Deposits.

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 20 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     The Depositary is Credit Suisse First Boston, New York Branch. Credit Suisse First Boston is a Swiss Bank and is one of the largest banking institutions in the world, with total consolidated assets of approximately Sfr 412 billion ($307 billion) and total consolidated shareholders' equity of approximately Sfr 9.7 billion ($7.2 billion), in each case as of December 31, 1996, on a pro forma basis. As a "universal bank" (engaged in both commercial and investment banking activities), Credit Suisse First Boston provides a full range of banking and financial services from locations around the globe to corporate, institutional and public sector clients. Credit Suisse, the predecessor to Credit Suisse First Boston, was founded in 1856 in Zurich and is the oldest of Switzerland's three principal banks. Banking operations of Credit Suisse in the United States began in 1940 and are currently conducted through branches of Credit Suisse First Boston in New York and Los Angeles and a representative office in Chicago.

     Effective January 1, 1997, Credit Suisse First Boston became the successor to the institutional asset management business and the global corporate and investment banking business of Credit Suisse Group (formerly CS Holding) and its principal international banking subsidiary, Credit Suisse. The global corporate and investment banking business is largely conducted through Credit Suisse First Boston and its subsidiaries (together, the "CSFB Business Unit"), including Credit Suisse First Boston Corporation, a U.S. registered broker-dealer, which acted as an Initial Purchaser of the Old Certificates. The CSFB Business Unit has four core business divisions: (i) the corporate and investment banking division, (ii) the trading division, (iii) Credit Suisse Financial Products and
(iv) the private equity division.

     Credit Suisse Group (formerly CS Holding) is the parent of Credit Suisse First Boston. Credit Suisse Group is also the parent of Credit Suisse, a Swiss bank which effective January 1, 1997 became the successor to the Swiss domestic banking operations and global private banking operations of the former Credit Suisse and its affiliate Swiss Volksbank.

     Credit Suisse First Boston is subject to regulation by the Swiss Federal Banking Commission and the Swiss National Bank. Under Swiss banking law, a bank is subject to inspection and supervision by an independent auditing firm and is required to maintain an adequate relationship between its equity resources and its total liabilities. The New York Branch of Credit Suisse First Boston is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. It is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also subject to review and supervision by the Federal Reserve Bank.

     Credit Suisse First Boston has long-term unsecured debt ratings of Aa3 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     Credit Suisse First Boston's principal office is at Uetlihof, Uetlibergstrasse 231, CH-8045, Zurich, Switzerland, and its New York Branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of Credit Suisse for the year ended December 31, 1996 may be obtained from Credit Suisse First Boston by delivery of a written request to its New York Branch, Attention: Corporate Affairs.

                      DESCRIPTION OF THE ESCROW AGREEMENTS


     The following summary describes all material terms of the Escrow Agreements, which have been filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Available Information". The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Escrow Agreements.


     Each Escrow Agent, each Paying Agent, each Trustee and the Initial Purchasers have entered into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the initial sale of Old Certificates of each Trust have been deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. The Escrow Agent of each Trust has been given irrevocable instructions (i) to permit the Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (ii) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the Old Certificates as described above, the Escrow Agent issued Escrow Receipts which were affixed by the relevant Trustee to each Old Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such Account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. Escrow Receipts will be affixed to New Certificates issued pursuant to the Exchange Offer.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES


     The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and reference is made to all of the provisions of the Liquidity Facilities and certain provisions of the Intercreditor Agreement, each of which has been filed as an exhibit to the Registration Statement and copies of which are available as set forth under the heading "Available Information". The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.


GENERAL

     Each Liquidity Provider will enter into a separate Liquidity Facility with the Subordination Agent with respect to the Certificates of each of the Trusts pursuant to which the Liquidity Providers will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facilities for each Trust are intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facilities for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO and ING are the initial Liquidity Providers for each of the Trusts, ABN AMRO and ING each may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the Liquidity Providers for each Trust may differ.

DRAWINGS

     The initial amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust, the Class C-I Trust and the Class C-II Trust at April 1, 1998, the first Regular Distribution Date after the scheduled Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to April 1, 1998 is paid, will be $48,564,521, $16,426,917, $12,155,173 and $1,094,144, respectively. Except as otherwise provided below, the Liquidity Facilities for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The Liquidity Facilities for any Trust do not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate for such Trust or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facilities with respect to each Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust.

     Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under either Liquidity Facility for any Trust, upon reimbursement of the relevant Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the Stated Portion of the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time after (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facilities for any Trust will be automatically increased or reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust, but excluding interest payable by the Depositary as described above. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     If at any time the short-term unsecured debt rating of a Liquidity Provider for any Trust then issued by either Rating Agency is lower than the Threshold Rating, the Liquidity Facility provided by such Liquidity Provider for the related Class of Certificates will be required to be replaced. In the event that such Liquidity Facility is not replaced within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

     A "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount equal to the Stated Portion of the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility (which will not cover scheduled interest payments with respect to the Deposits relating to such Trust) and issued by a Person having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's.

     Each Liquidity Facility for each Trust provides that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of (i) 364 days after the Issuance Date; (ii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement. The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust (other than a Liquidity Facility which expires no earlier than 15 days later than the final maturity date) in the event that such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. In the event such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request the Non-Extension Drawing in an amount equal to the then Maximum Available Commitment thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b))

     Continental may, at its option, arrange for a Replacement Facility at any time to replace either Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider shall determine not to extend its Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. If any Replacement Facility is provided at any time after the Downgrade Drawing or a Non-Extension Drawing under such Liquidity Facility, the funds with respect to the relevant Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider (given as described in "-- Liquidity Events of Default"), the Subordination Agent will request a Final Drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement,
Section 3.6(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 1.75% per annum, and thereafter, at LIBOR for the applicable Interest Period plus 1.75% per annum, provided that, in the case of a Final Drawing, the Subordination Agent may convert the Final Drawing into a Drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an Interest Period for such Drawing; provided, further, that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

     The amount drawn under any Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows: (i) such amount will be released on any Distribution Date to the relevant Liquidity Provider to the extent that such amount exceeds the Stated Portion of the Required Amount; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. The Downgrade Drawing under any Liquidity Facility (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (i) during the period from the date of its borrowing to (but excluding) the stated expiry date of such Liquidity Facility, in an amount equal to the investment earnings on amounts deposited in the relevant Cash Collateral Account attributable to such Liquidity Facility plus .35% per annum on the amount of such Downgrade Drawing and (ii) thereafter, at a rate equal to LIBOR for the applicable Interest Period plus .40% per annum, and a Non-Extension Drawing (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest with respect to the period from the date of borrowing to (but excluding) the third Business Day following the applicable Liquidity Provider's receipt of the notice of such Non-Extension Drawing, at the Base Rate plus .40% per annum, and thereafter at LIBOR for the applicable Interest Period plus .40% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.06)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes (provided, that during the Delivery Period the aggregate principal amount thereof exceeds $280 million) and (ii) certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice") the effect of which will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder, (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iv) all amounts owing to such Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Providers only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor
Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDERS

     The initial Liquidity Providers for each Trust are ABN AMRO and ING, each of which is a bank organized under the laws of the Netherlands. ABN AMRO has short term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's. ING has short term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and reference is made to all of the provisions of the Intercreditor Agreement, which has been filed as an exhibit to the Registration Statement and is available as set forth under the heading "Available Information".

INTERCREDITOR RIGHTS

  Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees and each Liquidity Provider has agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes), so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Default thereunder (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder, including exercising remedies thereunder or with respect to such Equipment Notes (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party, subject to the limitations described below. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated (provided, that prior to the Delivery Period Termination Date the aggregate outstanding principal amount thereof exceeds $280 million), the Liquidity Providers with at least two-thirds of unreimbursed Liquidity Obligations will have the right to elect to become the Controlling Party with respect to any Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

  Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

     The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to an Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

          (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses") to the Liquidity Providers;

          (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Providers;

          (iii) to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to clauses (i) and (ii) above) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

          (iv) to pay Expected Distributions to the holders of Class A Certificates;

          (v) to pay Expected Distributions to the holders of Class B Certificates;

          (vi) to pay Expected Distributions to the holders of Class C Certificates; and

          (vii) to pay certain fees and expenses of the Subordination Agent and the Trustees.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits.

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          (i) to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Providers in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (the "Administration Expenses");

          (ii) to the Liquidity Providers, to pay the Liquidity Expenses;

          (iii) to the Liquidity Providers, to pay interest accrued on the Liquidity Obligations;

          (iv) to the Liquidity Providers, to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Stated Portion of the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) is applicable);

          (v) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

          (vi) to pay Adjusted Expected Distributions to the holders of Class A Certificates;

          (vii) to pay Adjusted Expected Distributions to the holders of Class B Certificates; and

          (viii) to pay Adjusted Expected Distributions to the holders of Class C Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any unpaid acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits, and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution on such Distribution Date of principal of the Equipment Notes held by the Trust or Trusts of such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event or Loss under and as defined in any Lease or Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 40.36%, for the Class B Certificates 54.03% and for the Class C Certificates 65.19%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

     "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     In the case of Leased Aircraft Indentures relating to transactions in which Boeing or an affiliate of Boeing is the Owner Participant, certain amounts payable to the Trustees, the Subordination Agent and the Liquidity Providers, including fees and expenses of the Trustees and the Subordination Agent and indemnification obligations of Continental, will not be entitled to the benefits of the lien of the Indentures. Consequently, if a default occurs in the payment of any such amounts, and to the extent that such amounts are distributed to any such party in accordance with the priorities of distribution described above, the holders of one or more junior Classes of Certificates may not receive the full amount due them even if all Equipment Notes are eventually paid in full, and any unpaid amounts will be unsecured claims against Continental.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the Lease, the Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustees and shall vote or consent in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes held in such Trust) constituting, in the aggregate, directions with respect to the requisite principal amount of Equipment Notes under such Indenture and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease or reduce the amount of principal or interest payable by Continental under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1)

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of eight Boeing 757-224 aircraft, eighteen Boeing 737-524 and four Boeing 737-724 aircraft, all of which will be newly delivered by the manufacturer at the time that the Equipment Notes relating thereto are issued. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  Boeing 757-200 Aircraft

     The Boeing 757-200 aircraft is a medium-range aircraft with a seating capacity of approximately 183 passengers. The engine type utilized on Continental's 757-224 is anticipated to be the Rolls Royce RB211-535E4B.

  Boeing 737-500 Aircraft

     The Boeing 737-500 aircraft is a medium-range aircraft with a seating capacity of approximately 104 passengers. The engine type utilized on Continental's 737-524 is anticipated to be the CFM International CFM56-3-B2.

  Boeing 737-700 Aircraft

     The Boeing 737-700 aircraft is a medium-range aircraft with a seating capacity of approximately 124 passengers. The Boeing 737-700 has not yet entered commercial airline service, and the initial delivery of such model is scheduled for November 1997. The engine type utilized on Continental's 737-724 is anticipated to be the CFM International CFM 56-7B24. Deliveries of the Boeing 737-724 aircraft to Continental are subject to Boeing obtaining certain approvals of the U.S. Federal Aviation Administration with respect to such model. See "-- Deliveries of Aircraft".

THE APPRAISALS

     The table below sets forth the appraised values and certain additional information regarding the Aircraft.

                    AIRCRAFT                                                        APPRAISED VALUE
                     TAIL        MANUFACTURER'S                             --------------------------------
AIRCRAFT TYPE       NUMBER       SERIAL NUMBER        DELIVERY MONTH*        AISI          BK          MBA
-------------       ------       --------------       ---------------       ------       ------       ------
                                                                                (IN MILLIONS OF DOLLARS)
   757-224           118           27560                March 1997          $53.72       $53.25       $59.43
   757-224           119           27561                 May 1997            53.80        53.25        59.68
   757-224           120           27562                 June 1997           53.97        53.25        60.18
   757-224           121           27563                 July 1997           54.05        53.75        60.43
   757-224           122           27564                August 1997          54.13        53.75        60.68
   757-224           126           28966               December 1997         54.47        54.00        61.69
   757-224           123           27565               January 1998          54.55        54.25        61.94
   757-224           127           28967               January 1998          54.55        54.25        61.94
   737-524           638           28899                 July 1997           31.09        27.80        27.61
   737-524           639           28900                 July 1997           31.09        27.80        27.61
   737-524           640           28901                August 1997          31.14        27.80        27.72
   737-524           641           28902                August 1997          31.14        27.80        27.72
   737-524           642           28903                August 1997          31.14        27.80        27.72
   737-524           643           28904              September 1997         31.19        27.80        27.83
   737-524           644           28905              September 1997         31.19        27.80        27.83
   737-524           645           28906               October 1997          31.24        27.80        27.93
   737-524           646           28907               October 1997          31.24        27.80        27.93
   737-524           647           28908               November 1997         31.29        28.00        28.04
   737-524           648           28909               November 1997         31.29        28.00        28.04
   737-524           649           28910               December 1997         31.34        28.00        28.15
   737-524           650           28911               December 1997         31.34        28.00        28.15
   737-524           651           28912               December 1997         31.34        28.00        28.15
   737-524           652           28913               January 1998          31.39        28.25        28.26
   737-524           653           28914               January 1998          31.39        28.25        28.26
   737-524           654           28915               February 1998         31.43        28.25        28.36
   737-524           655           28916               February 1998         31.43        28.25        28.36
   737-724           701           28762               January 1998          36.83        37.75        36.49
   737-724           702           28763               January 1998          36.83        37.75        36.49
   737-724           703           28764               February 1998         36.89        37.75        36.57
   737-724           704           28765               February 1998         36.89        37.75        36.57

---------------

* Reflects the scheduled delivery month under Continental's purchase agreement with the manufacturer. Aircraft 118 and 119 were delivered in March and May 1997, respectively. The actual delivery date for the other Aircraft may be subject to delay. See "-- Deliveries of Aircraft".

     The aggregate appraised value of the Aircraft, determined as of April 1, 1998, is $1,081,740,200, based upon the lesser of the average and median values of each Aircraft as appraised by the Appraisers and assuming that all Aircraft are delivered prior to such date and that the Aircraft delivered before April 1, 1997 depreciates at 2% of its initial appraised value for such year, although actual depreciation may differ.


     The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AISI, BK and MBA. Each Appraiser provided its opinion as to the appraised value of each Aircraft as of February 25, 1997, January 8, 1997 and February 21, 1997, respectively, and projected as of the scheduled delivery month of each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

DELIVERIES OF AIRCRAFT

     The Aircraft are scheduled for delivery under Continental's purchase agreement with Boeing from March 1997 to February 1998. See the table under "-- The Appraisals" for the scheduled month of delivery of each Aircraft. Under such purchase agreement, delivery of an Aircraft may be delayed due to "Excusable Delay", which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence. In addition, the Boeing 737-700 aircraft model has not yet received the necessary U.S. Federal Aviation Administration approvals, which Boeing is required to obtain under its purchase agreement with Continental. Boeing has advised Continental that it expects to receive such approvals by no later than October 1997, although no assurance can be given that this will occur. The first of the four Boeing 737-724 aircraft included in the Aircraft is scheduled for delivery in January 1998.

     The Note Purchase Agreement provides that the Delivery Period will expire on March 31, 1998, subject to extension, in the event that the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental's fault or negligence, to the earlier of (i) the purchase by the Trustees of Equipment Notes relating to the last Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) June 30, 1998.

     If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond June 30, 1998, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "-- Substitute Aircraft". If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon and a premium. See "Description of the Deposit
Agreements -- Unused Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond June 30, 1998, Continental may identify for delivery a Substitute Aircraft therefor meeting the following conditions: (i) a Substitute Aircraft must be a Boeing 757-200, 737-500 or 737-700 aircraft manufactured after the Issuance Date, (ii) one or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft and (iii) Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and reference is made to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement, and the Trust Agreement that may be applicable to each Aircraft, forms of which are filed as exhibits to the Registration Statement and are available as set forth under the heading "Available Information".

     Under the Note Purchase Agreement, Continental will have the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and an Indenture (among other documents) relating to the financing of such Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this Offering Circular is based on the forms of such agreements annexed to the Note Purchase Agreement. Requests for the Note Purchase Agreement, including the forms of such agreements annexed thereto, should be addressed to the Trustees.

     Continental has obtained commitments of certain companies to act as the Owner Participant with respect to the leveraged leases for all of the Aircraft and, in certain cases, is seeking alternative commitments on more favorable terms. The existing commitments are subject to satisfaction of certain conditions with respect to each Aircraft and, in certain cases, Continental may elect to terminate such commitments with respect to certain Aircraft. Accordingly, Continental may select one or more other Owner Participants for some or all of such Aircraft or finance such Aircraft as Owned Aircraft rather than Leased Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this Prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Documents Terms and (ii) not vary the Mandatory Economic Terms. In addition, Continental will be obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the New
Certificates -- Obligation to Purchase Equipment Notes". Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     The Equipment Notes will be issued in three series with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and Wilmington Trust Company, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Continental and Wilmington Trust Company, as Owned Aircraft Trustee.

     The related Owner Trustee will lease each Leased Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Leased Aircraft. Under each Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft will not, however, be direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease and Continental's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Continental.

SUBORDINATION

     Series B Equipment Notes issued in respect of any Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft and Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft and (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus with respect to Certificates issued by such Trust (subject to change as provided in the Registration Rights Agreement) until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest is payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 in each year, commencing on October 1, 1997, or, if later, the first such date to occur after initial issuance thereof. Such interest is computed on the basis of a 360-day year of twelve 30-day months. Under certain circumstances described in "The Exchange Offer -- Terms of the Exchange Offer-General", the interest rates for the Equipment Notes may be increased to the extent described therein.

     Scheduled principal payments on the Equipment Notes will be made on April 1 and October 1 in certain years, commencing April 1, 1998. See "Description of the New Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for any payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to any Aircraft and such Aircraft is not replaced by Continental under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

     If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, in the case of any series of Equipment Notes, if such redemption is made prior to the Premium Termination Date applicable to such Series, a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)). See "-- The Leases -- Lease Termination".

     All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 11 of the applicable Participation Agreement, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed prior to maturity at any time at the option of Continental, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, in the case of any series of Equipment Notes, if such redemption is made prior to the Premium Termination Date applicable to such Series, a Make-Whole Premium. (Indentures,
Section 2.11) If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)

     If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and be continuing, (y) in the event of a bankruptcy proceeding involving Continental, (i) during the Section 1110 Period, the trustee in such proceeding or Continental does not agree to perform its obligations under the related Lease or (ii) at any time after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) when a Lease Event of Default shall have occurred and been continuing for less than 120 days). (Leased Aircraft Indentures, Section 2.13) Continental as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by (i) an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Continental under such Lease, and (iii) an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Continental and the related manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The Equipment Notes are not cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or replacement aircraft therefor (as described in "--The Leases--Events of Loss") or the Leases related thereto.

     The Equipment Notes issued with respect to each Owned Aircraft are secured by (i) a mortgage to the Owned Aircraft Trustee of such Aircraft and (ii) an assignment to the Owned Aircraft Trustee of certain of Continental's rights under its purchase agreement with the related manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Continental in the case of the Owned Aircraft (except in the case of certain Indenture Defaults), in investments described in the related Indenture. (Leased Aircraft Indentures, Section 5.09; Owned Aircraft Indentures, Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables set forth examples of loan to Aircraft value ratios for the Equipment Notes issued in respect of Aircraft as of the Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. These examples were utilized by Continental in preparing the Assumed Amortization Schedule, although such schedule may not be applicable in the case of any particular Aircraft. See "Description of the New Certificates -- Pool Factors". The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following tables are based on the assumption that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                                    BOEING 757-224                          BOEING 737-524
                                          -----------------------------------     -----------------------------------
                                           EQUIPMENT                               EQUIPMENT
                                             NOTE         ASSUMED     LOAN TO        NOTE         ASSUMED     LOAN TO
                                          OUTSTANDING     AIRCRAFT     VALUE      OUTSTANDING     AIRCRAFT     VALUE
                  DATE                      BALANCE        VALUE       RATIO        BALANCE        VALUE       RATIO
----------------------------------------  -----------     -------     -------     -----------     -------     -------
                                          (MILLIONS)      (MILLIONS)              (MILLIONS)      (MILLIONS)
April 1, 1998...........................    $36.324       $54.050      67.20%       $16.878       $27.800      60.71%
April 1, 1999...........................     35.729       52.969       67.45         16.878       27.244       61.95
April 1, 2000...........................     34.843       51.888       67.15         16.548       26.688       62.00
April 1, 2001...........................     32.523       50.807       64.01         15.168       26.132       58.05
April 1, 2002...........................     29.609       49.726       59.54         13.866       25.576       54.22
April 1, 2003...........................     27.960       48.645       57.48         12.764       25.020       51.02
April 1, 2004...........................     26.184       47.564       55.05         11.547       24.464       47.20
April 1, 2005...........................     24.971       46.483       53.72         10.285       23.908       43.02
April 1, 2006...........................     24.377       45.402       53.69         10.285       23.352       44.04
April 1, 2007...........................     22.976       44.321       51.84          9.432       22.796       41.37
April 1, 2008...........................     18.196       43.240       42.08          8.711       22.240       39.17
April 1, 2009...........................     15.915       42.159       37.75          8.156       21.684       37.62
April 1, 2010...........................     12.274       41.078       29.88          5.678       21.128       26.88
April 1, 2011...........................      8.350       39.997       20.88          5.678       20.572       27.60
April 1, 2012...........................      4.124       38.916       10.60          4.239       20.016       21.18
April 1, 2013...........................      0.000        0.000        0.00          2.608       19.460       13.40
April 1, 2014...........................      0.000        0.000        0.00          1.531       18.348        8.35

                                                    BOEING 737-524                          BOEING 737-724
                                          -----------------------------------     -----------------------------------
                                           EQUIPMENT                               EQUIPMENT
                                             NOTE         ASSUMED     LOAN TO        NOTE         ASSUMED     LOAN TO
                                          OUTSTANDING     AIRCRAFT     VALUE      OUTSTANDING     AIRCRAFT     VALUE
                  DATE                      BALANCE        VALUE       RATIO        BALANCE        VALUE       RATIO
----------------------------------------  -----------     -------     -------     -----------     -------     -------
                                          (MILLIONS)      (MILLIONS)              (MILLIONS)      (MILLIONS)
April 1, 1998...........................    $18.400       $28.040      65.62%       $23.028       $36.830      62.52%
April 1, 1999...........................     18.005       27.479       65.52         22.725       36.093       62.96
April 1, 2000...........................     17.276       26.918       64.18         22.320       36.357       63.13
April 1, 2001...........................     16.657       26.358       63.20         21.915       34.620       63.30
April 1, 2002...........................     15.753       25.797       61.07         20.585       33.884       60.75
April 1, 2003...........................     14.424       25.236       57.16         19.106       33.147       57.64
April 1, 2004...........................     13.457       24.675       54.54         17.176       32.410       53.00
April 1, 2005...........................     12.629       24.114       52.37         15.462       31.674       48.82
April 1, 2006...........................     11.867       23.554       50.38         14.593       30.937       47.17
April 1, 2007...........................     10.883       22.993       47.33         13.352       30.201       44.21
April 1, 2008...........................      9.883       22.432       44.06         12.512       29.464       42.46
April 1, 2009...........................      8.835       21.871       40.39         11.563       28.727       40.25
April 1, 2010...........................      7.735       21.310       36.29         10.773       27.991       38.49
April 1, 2011...........................      6.245       20.750       30.10          9.382       27.254       34.42
April 1, 2012...........................      4.312       20.189       21.36          7.029       26.518       26.51
April 1, 2013...........................      2.229       19.628       11.36          4.407       25.781       17.09
April 1, 2014...........................      0.000        0.000        0.00          1.724       24.308        7.09

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Leased Aircraft will not be direct obligations of, or guaranteed by, Continental, the Owner Participant or the Owner Trustees in their individual capacity. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Continental under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Continental.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, to discharge certain liens that continues after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in the related Aircraft Operative Agreements, or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods, (e) failure by Continental or the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period), (g) with respect to the Owned Aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture or (h) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indenture,
Section 5.01) There will not be cross-default provisions in the Indentures or in the Leases (unless, in the case of a Lease, otherwise agreed between an Owner Participant and Continental). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If Continental fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults (or, in the case of certain Owner Participants, six or more immediately preceding semiannual basic rental payment defaults or, in total, eight or more previous semiannual basic rental payment defaults). The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indenture, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Continental instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults under such Indenture have been cured. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indenture, Section 5.02(b))

     Each Indenture will provide that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a Leased Aircraft, such Lease with respect to the Aircraft subject to such Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1)(A-B) of the U.S. Bankruptcy Code or such Leased Aircraft Trustee's consent to an extension of such period, (ii) such Leased Aircraft Trustee's failure to give any requisite notice, or (iii) Continental's assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease so assumed). See
"-- The Leases -- Lease Events of Default". Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of Continental, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Continental does not agree to perform its obligations under such Lease, (ii) at any time after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture in accordance with the provisions of the immediately preceding paragraph. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Leased Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

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

     Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo".

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (y) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case so long as Continental continues to be a "citizen of the United States" as defined in
Section 40102 of title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver".

     The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- The Leases -- Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Continental or to any possible lessee of an Owned Aircraft if it is leased by Continental.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and

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

the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indenture, Section 10.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indenture, Section 10.01(a))

OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

     Certain Owner Participants will have the right, subject to certain conditions, to restructure the applicable leveraged lease transaction using a "cross-border lease", a tax lease or a head-lease/sublease structure and any other type of transaction. In no event, however, shall any such restructuring
(i) change the terms and conditions of the rights and obligations of any holder of Equipment Notes under the relevant Aircraft Operative Agreements or any holder of Certificates or (ii) expose any such holder to any additional risks. As a precondition to any such restructuring, the Owner Participant will be obligated to deliver to the Leased Aircraft Trustee an appropriate officer's certificate as to the satisfaction of the foregoing conditions and obtain a written confirmation from the Rating Agencies prior to the implementation of such restructuring to the effect that such restructuring will not adversely affect the ratings of the Certificates.

INDEMNIFICATION

     Continental will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Continental will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Leased Aircraft in which such Owner Participant has an interest for certain

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

losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Continental by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by Continental.

     The Note Purchase Agreement provides for two sets of leveraged leased agreements, one set intended to be applicable to a transaction involving any Owner Participant (the "Standard Agreements") and another set intended to be used by a particular Owner Participant that has engaged in a significant number of previous aircraft financings with Continental (the "Special Agreements"). Certain differences between the Standard Agreements and the Special Agreements are noted below.

  Lease Term Rentals and Payments

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease will be payable by Continental on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. In addition, the amount of basic rent will be increased in an amount necessary to pay additional interest due on the Equipment Notes on the relevant Lease Payment Date as a result of any increase in the rate of interest on the Equipment Notes as required by the terms of the Registration Rights Agreement. See "The Exchange Offer -- Terms of the Exchange Offer -- General". Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, April 1 or October 1 during the term of such Lease.

     Semiannual payments of interest on the Equipment Notes issued by Continental under an Owned Aircraft Indenture will be payable each April 1 and October 1 commencing on October 1, 1997 or, if later, the first such date after issuance thereof. Semiannual payments of principal under the Equipment Notes issued by Continental under an Owned Aircraft Indenture will be payable on April 1 and October 1 in certain years commencing on April 1, 1998. The amount of a semiannual payment of interest or principal will be increased in an amount equal to any increase in the amount of interest due on such Equipment Notes on the relevant payment date as a result of any increase in the rate of interest on such Equipment Notes as required by the terms of the Registration Rights Agreement. (Owned Aircraft Indenture, Section 2.02)

  Net Lease; Maintenance

     Under the terms of each Lease, Continental's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Continental will be obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D) The Owned Aircraft Indenture imposes comparable maintenance, service

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

and repair obligations on Continental with respect to the Owned Aircraft. (Owned Aircraft Indenture, Section 4.02)

  Possession, Sublease and Transfer

     Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements with respect to any Engine are permitted. Subleases, in the case of Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries or, in the case of the Special Agreements, that are listed in the applicable Lease, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's lien in respect of, the applicable Aircraft. In addition, a sublessee or lessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. (Leases, Section 7, Owned Aircraft Indenture, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indenture, Section 4.02(e)) Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, Continental has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to permitted foreign air carriers, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11 or, in the case of the Special Agreements, Section 8.7.12) The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indenture, Section 4.02(e))

  Liens

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of a Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent (in the case of the Standard Agreements, for more than 60 days) or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days (30 days in the case of the Special Agreements) or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 60 days (30 days in the case of the Special Agreements) after

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

expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Leases, Section 6; Owned Aircraft Indenture, Section 4.01)

  Replacement of Parts; Alterations

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted lessee or sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, or remaining useful life of the related Aircraft, Airframe or Engine or invalidate the Aircraft's airworthiness certificate. (Leases, Section 8.1 and Annex C; Owned Aircraft Indenture, Section 4.04(d))

  Insurance

     Continental is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of the Aircraft (which exceeds the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, together with accrued interest thereon). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence ($3,000,000 per occurrence in the case of the Special Agreements and $5,000,000 per occurrence in the case of Boeing 757-224 aircraft), such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence ($3,000,000 per occurrence in the case of the Special Agreements and $5,000,000 per occurrence in the case of Boeing 757-224 aircraft) such proceeds will be payable directly to Continental so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft Indenture or (in the case of a Leased Aircraft) the Owner Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D; Owned Aircraft Indenture, Section 4.06)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of an Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D, Owned Aircraft Indenture, Section 4.06)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated on the same routes or areas on or in which the Aircraft is operated. (Leases, Annex D, Owned Aircraft Indenture, Section 4.06)

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

     Continental may self-insure in such amounts as are then self-insured with respect to similar owned or leased aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D, Owned Aircraft Indenture, Section 4.06) Self insurance permitted under the Special Agreements is more limited.

     In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies maintained under the Leases and the Owned Aircraft Indenture will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental or any other person and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Continental, any permitted sublessee or any other person. (Leases, Annex D, Owned Aircraft Indenture, Section 4.06)

  Lease Termination

     Unless a Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the fifth anniversary (or, in the case of the Special Agreements, the tenth anniversary) of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements. In the case of the Special Agreements, such determination must be made on a nondiscriminatory basis with respect to the Aircraft subject to such Special Agreements and all similar aircraft operated by Continental which could also be terminated. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days (in the case of the Special Agreements, six months) prior to the proposed date of termination, which notice may be withdrawn up to ten Business Days (in the case of the Special Agreements, 25 days) prior to such proposed date; provided that Continental may give only five (in the case of the Special Agreements, three) such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Continental is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Leased Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.06 and 2.10(b))

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

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days (in the case of the Special Agreements, 20 days) after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earliest of (i) the 120th day (in the case of the Special Agreements, the 60th day) following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day (in the case of the Special Agreements, the second Business Day) following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either (i) pay to the applicable Owner Trustee (in the case of a Leased Aircraft) the stipulated loss value of such Aircraft, together with certain additional amounts, or to the Owned Aircraft Trustee (in the case of the Owned Aircraft) the outstanding principal amount of and unpaid interest on the Equipment Notes together with certain additional amounts (if any) but, in any case, without any Make-Whole Premium or (ii) unless any Lease Event of Default or failure to pay basic rent under the relevant Lease (in the case of a Leased Aircraft), an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture (in the case of the Owned Aircraft) or certain bankruptcy defaults shall have occurred and be continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indenture, Sections 2.10 and 4.05(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be), and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease. Continental is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indenture, Section 4.05(c))

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and (in the case of a Leased Aircraft) the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Continental, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections 2.06 and 3.02; Owned Aircraft Indenture, Sections 2.10 and 4.05(a)(ii))

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be, immediately prior to the occurrence of the Event of Loss. (Leases, Section 10.2; Owned Aircraft Indenture, Section 4.05(a)(i))

     An Event of Loss with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 days (in the case of the Special Agreements, 90 days) or more; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any non-U.S. governmental entity or purported non-U.S. governmental entity (other than the country of registration of the relevant Aircraft), in the case of the Standard Agreements, for a period exceeding 180 days (exceeding 90 days in the case of a requisition of title) or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft) or the final maturity of the Equipment Notes (in the case of an Owned Aircraft); (v) in the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss) or, in the case of the Special Agreements, certain specified shorter periods; or (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 days, unless Continental, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years (360 days in the case of the Special Agreements), provided that (in the case of the Standard Agreements) no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years or, in the case of the Leased Aircraft, such use shall be prohibited at the expiration of the term of the relevant Lease. (Leases, Annex A; Owned Aircraft Indenture, Annex A)

  Renewal and Purchase Options

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Continental will have certain options to renew such Lease for additional limited periods. In addition, Continental will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 17)

  Events of Default under the Leases

     Lease Events of Default under each Lease include, among other things, (i) failure by Continental to make any payment of basic rent, stipulated loss value or termination value under such Lease within ten Business Days (in the case of the Special Agreements, five Business Days) after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within ten Business Days (in the case of the Special Agreements, five Business Days) from and after the date of any written demand therefor from the Owner Trustee;
(ii) failure by Continental to make any excluded payment (as defined) within ten Business Days (in the case of the Special Agreements, five Business Days) after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee;
(iii) failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease; (iv) in the case of the Special Agreements, failure by Continental to maintain its corporate existence, except as permitted by the relevant Lease, the winding up, liquidation or dissolution of Continental, failure to maintain the registration of the Aircraft with the FAA or with a permitted foreign registry, failure to record the Indenture or maintain the Indenture of record as a first-priority, perfected mortgage (subject to permitted liens) or operation of the Aircraft in any area excluded by insurance coverage required by such Lease or in any recognized or threatened area of hostilities unless fully covered by war-risk insurance, as required by Section 11 of such Lease (subject to certain exceptions); (v) in the case of the Special Agreements, breach of the covenants in such Lease pertaining to possession, interchange and pooling of Engines and subleasing or breach of certain prohibitions against attempted assignments by Continental of its obligations under such Lease and against the merger of Continental with any other person, except as expressly permitted by such Lease;
(vi) failure by Continental to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days (or, in the case of the Special Agreements, such other shorter applicable period) after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless (in the case of the Standard Agreements), such failure is capable of being corrected and Continental shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after receipt of such notice; (vii) any representation or warranty made by Continental in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Continental; and (viii) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days (in the case of the Special Agreements, 60 days). (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "-- Indenture Defaults, Notice and Waiver".

  Remedies Exercisable upon Events of Default under the Lease

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages, any due and unpaid basic rent plus an amount, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease, or (ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 4.04) The Leases for the Special Agreements provide a different formula for determining liquidated damages. If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Continental or any of its affiliates. (Leased Aircraft Indentures, Sections 4.03 and 4.04(a))

     Remedies under the Owned Aircraft Indentures are discussed above under "-- Remedies".

  Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 10.1.1)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES


     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the exchange of the Old Certificates for New Certificates. This summary is intended to address the beneficial owners of Certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the Certificates as capital assets.


     The exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in an Exchange Offer will not recognize gain or loss on the Exchange. A tendering holder's tax basis in the New Certificates will be the same as such holder's tax basis in its Old Certificates. A tendering holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates surrendered therefor.

     ALL HOLDERS OF OLD CERTIFICATES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES AND OF THE OWNERSHIP AND DISPOSITION OF NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              ERISA CONSIDERATIONS

IN GENERAL

     ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans") and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit Plan investors

(including but not limited to Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Initial Purchasers, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

CLASS A CERTIFICATES

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Initial Purchasers which are substantially the same as the administrative exemption issued to The First Boston Corporation, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42,597 (1989), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust that holds equipment notes secured by leases and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account. The Underwriter Exemption may also be available where all of the otherwise eligible assets of the trust are identified at the time of the acquisition of certificates by a Plan even though such assets, for administrative or other reasons, are not transferred to the trust at that time.

     In order to comply with the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Pursuant to the terms of the Escrow Agreement, the proceeds from the Offering of the Certificates of each Class were paid over by the Initial Purchasers to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and do not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent entered into the Deposit Agreements with the Depositary and was irrevocably instructed to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

     There can be no assurance that the Department of Labor would agree that the Underwriter Exemption is applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to a pre-funding of the Original Trusts rendering the Underwriter Exemption inapplicable to the Original Trusts, although such issue should not exist with respect to the Successor Trusts. The Department of Labor is currently considering an amendment to the Underwriter Exemption to permit pre-funding arrangements with respect to a limited portion of the assets to be acquired by a trust. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriter Exemption may not apply.

CLASS B AND CLASS C CERTIFICATES

     The Underwriter Exemption does not apply to the Class B or Class C Certificates. The Class B and Class C Certificates may not be acquired with the assets of a Plan, except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets, provided that the conditions of PTCE 95-60 are satisfied at the time of the acquisition (and during the holding) of such Certificates. Holders of Class B Certificates or Class C Certificates that tender Old

Certificates in exchange for New Certificates will be deemed to have represented and warranted that either (i) no Plan assets have been used to acquire and hold such Certificate or (ii) the acquisition and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers, fees of counsel to the Holders and certain transfer taxes, and will indemnify the Holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Certificates will be passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York. Hughes Hubbard & Reed LLP will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to certain matters of Delaware law relating to the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The references to AISI, BK and MBA, and to their respective appraisal reports, dated as of February 25, 1997 in the case of AISI, January 8, 1997 in the case of BK and February 21, 1997 in the case of MBA, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          APPENDIX I -- INDEX OF TERMS

                                        PAGE
                                       -------
ABN AMRO..............................       2
Adjusted Expected Distributions.........27, 75
Adjusted Treasury Yield...............      67
Administration Expenses...............      75
Aeroflot..............................       6
Aggregate LTV Collateral Amount.........28, 76
Air Partners..........................      38
Aircraft..............................       2
Aircraft Operative Agreements.........      63
AISI..................................      14
Alitalia..............................       6
America West..........................       6
Appraisal.............................      76
Appraised Current Market Value..........28, 76
Appraised Value.......................      63
Appraisers............................      14
Assumed Aggregate Aircraft Value......      15
Assumed Aircraft Value................      84
Assumed Amortization Schedule.........      56
Average Life Date.....................      83
average yield.........................      39
BK....................................      14
Boeing................................      34
Book-Entry Confirmation...............      47
Book-Entry Transfer Facility..........      47
Business Day..........................      55
Cash Collateral Account...............      25
Cede..................................      30
Certificate Account...................      55
Certificate Owners....................      30
Certificateholders....................      17
Certificates..........................       1
City..................................      36
Class A Certificates..................      10
Class A Trust.........................       1
Class B Certificates..................      10
Class B Trust.........................       1
Class C-I Certificates................      10
Class C-I Trust.......................       1
Class C-II Trust......................       1
Class Exemptions......................      98
Class C Certificates..................      10
Class C Trusts........................       1
Class C-II Certificates...............      10
Class C-II Premium....................      67
CMI...................................       6
Code..................................      31
Commission............................       3
Company...............................       1
Continental...........................       1
Controlling Party.....................      29
Convention............................      91
CSFB Business Unit....................      68
Current Distribution Date.............      26

                                        PAGE
                                       -------
default...............................      59
Delivery Period.......................       2
Delivery Period Termination Date......       2
Deposit...............................       2
Deposit Agreement.....................       2
Deposit Make-Whole Premium............      67
Depositary............................       2
Distribution Date.....................      26
Downgrade Drawing.....................      25
DTC...................................      30
DTC Participants......................      30
EDGAR.................................       5
eligible guarantor....................      48
Eligible Institution..................      48
Equipment.............................      88
Equipment Notes.......................       2
ERISA.................................      31
ERISA Plans...........................      97
Escrow Agent..........................       2
Escrow Agreement......................       2
Escrow Receipts.......................      11
Exchange..............................      97
Exchange Act..........................       5
Exchange Agent........................       9
Exchange Offer........................       1
Exchange Offer No-Action Letters......       3
Excusable Delay.......................      79
Expected Distributions..................26, 75
Expiration Date.......................       8
Express...............................       6
Exxon Capital Letter..................       3
FAA...................................      39
Final Distributions...................      29
Final Drawing.........................      26
Final Maturity Date...................      54
$575 million Dollar Credit Facility...      35
Global Certificates...................      65
H.15(519).............................      82
holder................................      48
Holdings..............................       5
IAH Bonds.............................      36
Indenture Default.....................      58
Indentures............................      12
indirect participants.................      65
ING...................................       2
Initial Purchasers....................       4
Intercreditor Agreement...............      26
Interest Drawings.....................      24
Issuance Date.........................      18
Lease.................................      90
Lease Event of Default................      56
Lease Payment Date....................      90
Leased Aircraft.......................       2
Leased Aircraft Indenture.............      12

                                        PAGE
                                       -------
Leased Aircraft Trustee...............      12
Letter of Transmittal.................       1
Liquidity Event of Default............      72
Liquidity Expenses....................      74
Liquidity Facility....................      24
Liquidity Obligations.................      24
Liquidity Providers...................       2
Loan Trustees.........................      12
LTV Appraisals........................      28
LTV Collateral Amount...................28, 76
LTV Ratio...............................28, 76
LTVs..................................      15
Make-Whole Premium....................      82
Mandatory Document Terms..............      63
Mandatory Economic Terms..............      62
Maximum Available Commitment..........      24
MBA...................................      14
Minimum Sale Price....................      30
Morgan Stanley Letter.................       3
most recent H.15(519).................      83
net lease.............................      90
New Certificates......................       1
New Trustee...........................       3
NOLs..................................      37
Non-Extension Drawing.................      25
Non-Performing Equipment Notes........      27
Note Holders..........................      63
Note Purchase Agreement...............      12
NYSE..................................      49
Old Certificates......................       1
Original Trustee......................       3
Original Trusts.......................       3
Owned Aircraft........................       2
Owned Aircraft Indenture..............      12
Owned Aircraft Trustee................      12
Owner Participant.....................      23
Owner Trustee.........................       2
participants..........................      65
Participating Broker-Dealer...........       4
Participation Agreement...............      20
Pass Through Trust Agreements.........       1
Paying Agent..........................      11
Paying Agent Account..................      55
Performing Equipment Note.............      25
Plan Asset Regulation.................      97
Plans.................................      97
                                        PAGE
                                       -------
Pool Balance..........................      55
Pool Factor...........................      55
Predelivery Deposit Revolver..........      36
Premium Termination Date..............      21
PTC Event of Default..................      17
PTCE..................................      31
Receiptholder.........................      69
Registration Event....................      46
Registration Statement................       5
Regular Distribution Dates............      54
Remaining Weighted Average Life.......      83
Replacement Facility..................      71
Required Amount.......................      24
Scheduled Payments....................      54
Section 382...........................      38
Section 1110 Period...................      25
Securities Act........................       1
Series A Equipment Notes..............       2
Series B Equipment Notes..............       2
Series C Equipment Notes..............       2
Shearman & Sterling Letter............       3
Shelf Registration Statement..........      46
SOP 90-7..............................      34
Special Agreements....................      90
Special Distribution Date.............      54
Special Payment.......................      54
Special Payments Account..............      55
Standard Agreements...................      90
Stated Interest Rates.................      24
Stated Portion........................      24
Subordination Agent...................      11
Successor Trust.......................       3
Termination Notice....................      73
Threshold Rating......................      71
ticket tax............................      39
Transfer Date.........................       3
Transportation Code...................      60
Treasury Yield........................      82
Triggering Event......................      18
Trust Property........................      11
Trustee...............................       1
Trusts................................       1
Underwriter Exemption.................      98
universal bank........................      68
Virgin................................       6

                        APPENDIX II -- APPRAISAL LETTERS

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]

25 February 1997

Continental Airlines
2929 Allen Parkway, Suite 1588
Houston, TX 77019

Subject: AISI Report No.: A7D00lBVO
         AISI Sight Unseen New Aircraft Current Market Value Appraisal, Eight B757-200,
         Eighteen B737-500 and Four B737-700 Aircraft.

Dear Gentlemen:

     In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines our opinion of the sight unseen current market value of various new aircraft to be delivered from the manufacturer to Continental Airlines between March 1997 and February 1998 as listed and defined in Table I.

1. METHODOLOGY AND DEFINITIONS

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by Continental Airlines and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised values for the new aircraft to be delivered to Continental Airlines.

The historical standard term of reference for commercial aircraft value has been "half-life fair market value" of an "average" aircraft. However, "fair market value" could mean a fair value in the given market or a value in a hypothetical "fair" or balanced market, and the two definitions are not equivalent. Recently, the term "base value" has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term "fair market value" which has now become synonymous with the term "current market value" or a "fair" value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance.

AISI defines a "current market value" or "fair market value" as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

2. MARKET ANALYSIS B737-500, B737-700 & B757-200

B737-500

The B737-500 is a twin engine, narrowbody, stage 3, two man crew domestic aircraft, the smallest of the B737-300/400/500 family, typically seating 108 passengers, dual class. With the same fuel capacity as the large B737-300 and -400 but lighter empty weight, the B737-500 full passenger range is considerably greater; approximately 1,800 nautical miles at low MTOW's up to 3,000 nautical miles at higher MTOW's.

25 February 1997                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]
AISI File No. A70001BVO
Page -2-
There are 308 aircraft in the B737-500 fleet, making it the smallest fleet of the B737-300/400/500 family, but 33 airlines operate the -500, distributed worldwide. 148 of the fleet are operated on a form of lease, either financial or operational.

The aircraft was first delivered in 1989, and we would anticipate termination of production prior to year 2000. Major competitors included hushkitted B737-200's and DC-9 variants, the MD-87, the Fokker 100, the Airbus A319 and soon the replacement B737-600 and the new MD-95.

The B737-500 market has been reasonably strong and values have held steady in the face of demand which, while strong is not as strong as for the larger B737-300 and -400. For the short term we see no significant reduction in B737-500 values. Long term however, the aircraft, like the B737-300/400, faces significant competition from newer more advanced aircraft, and we expect the B737-500 to be significantly more vulnerable than its larger variants, to either competition or an economic downturn.

Another factor tending to lower values long term is the major manufacturers policy of deep discounts of list prices to battle for market share -- which softens market values of all newer 100-160 seat aircraft. The B737-500 has even more limited appeal than the B737-300 as a converted freighter, and none have yet been converted.

B737-700

The B737-700 is a twin engine, narrowbody, stage 3, two man crew aircraft typically seating 128 passengers in mixed class configuration. Typical range with full passengers at low MTOW is approximately 2,500 nautical miles, while at high MTOW the range increases to approximately 3,200 nautical miles, sufficient for transcontinental domestic operations. The aircraft is part of the new Boeing B737-600/700/800 family, replacing the present B737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the B737-300, while operating at higher gross weights, with the same size passenger cabin and more powerful CFM56-7B variants of the same engine.

The B737-700 has a respectable firm order of 176 aircraft, with 93 ordered by leasing companies, but the customer base is still quite small at 6 airlines. This reflects the high percentage of leasing company orders and the probable initial operator count is more like 20 airlines.

The major competitors to the B737-700 are the MD-90 and the Airbus A320 even though these aircraft types are larger then the B737-700. The B737-700 also must compete with its larger variant the B737-800 and the earlier B737-300/400/500 variants. In some markets it must also compete with the older B737-200A.

The first B737-700 is currently in flight test, with delivery scheduled for October 1997. AISI analysis of the market for the new B737 family indicates that the present strong demand for narrowbody stage 3 domestic aircraft has stabilized and will continue at least until the next major economic downturn. There are expected to be some B737-300 users who put insufficient value in the advantages of the B737-700 over the B737-300 to support any significant price differential between the two. Due to small size and relatively high cost, we expect the future potential for freighter conversion to be confined to the older B737 variants for domestic small package carrier market; it will be several years before market growth and B737-700 values reductions coincide to make a B737-700F practical.

Boeing in recent head-to-head B737-600/700/800 competition with Airbus A319 and A320 aircraft has shown a willingness to offer aircraft at drastically reduced prices; Airbus has generally matched or exceeded Boeing's discounts. This willingness to discount, combined with significant increases in production rates, produces an artificial softening of market prices of all new and newer 100 to 160 seat stage III narrowbody domestic aircraft.

25 February 1997                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]
AISI File No. A70001BVO
Page -3-
B757-200

The B757-200 is a twin engine, narrowbody, stage 3, two man crew aircraft typically seating 186 passengers in mixed class configuration. Typical range with full passengers at low MTOW is approximately 2,900 nautical miles, while at high MTOW the range increases to approximately 4,000 nautical miles. The B757 has a relatively large fleet of 648 aircraft, of which 272 are Pratt & Whitney powered and 376 are Rolls Royce powered. 17 airlines operate Pratt powered aircraft, while 42 operate the more popular Rolls powered variant. 340 aircraft are operated on some form of lease arrangement. A variant of the aircraft is qualified for Extended Twin Engine Overwater Operation (ETOP) giving the aircraft significant flexibility for use in both domestic and limited international markets. The aircraft was first produced in 1982, and we do not anticipate termination of production in the foreseeable future.

The B757-200 occupies a unique place in the family of commercial aircraft in that it does not have a direct competitor. Its closest narrowbody competitors, the MD-83 and A321 neither have the range to compete with the B757, and the MD-83 has considerably smaller passenger capacity. Airbus has considered increasing the size and weights of the A321, but a new larger wing would be required for the A321 to be truly competitive with the B757. The closest widebody competitors, the B767-200 and A310-200/300, are considerably larger aircraft and cost considerably more per plane mile to operate. For the foreseeable future, it appears Airbus is content to permit the B757 to remain unchallenged at the top of the larger, long range, narrowbody market. Boeing, realizing it has a significant market in which it is uncontested, has now initiated studies to increase the size and weights of the B757-200 creating the B757-300. This will further distance the B757 family from its narrowbody competitors and place it closer to the smallest widebody competitors, over whom it enjoys considerable plane mile operating cost advantages.

AISI analysis of the market for the B757-200 indicates that demand had stabilized in late 1995 and through 1996 but has now increased and will continue at least until the next major economic downturn; orders and backlog for new aircraft have declined but availability of newer B757 aircraft is tight; a production rate decrease in 3rd quarter 1996 will be reversed early in 1997. Current market purchase prices and lease rates for newer used B757-200 aircraft are now generally stable, although there is some reduction in prices for the oldest, least capable aircraft. We expect increased production rates and availability from leasing companies to hold prices steady in the face of moderately increasing demand.

3. VALUATION

Following is AISI's opinion of the current market value for the subject aircraft on their respective delivery dates. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

                 CONTINENTAL AIRLINES -- AISI FILE # A7D001BVO
                                25 FEBRUARY 1997

                                    TABLE I

-------------------------------------------------------------------------------------------------------------------------
                                                                                                     1997 MILLION
                                                                                                      USDOLLARS
       MANUFACTURER'S                 AIRCRAFT TAIL                  MANUFACTURER'S               NEW CURRENT MARKET
       DELIVERY DATE                      NUMBER                     SERIAL NUMBER                      VALUE
-------------------------------------------------------------------------------------------------------------------------
                                      B757-200, RB211-535E4 Engines, 230,0001b MTOW
-------------------------------------------------------------------------------------------------------------------------
                      Mar-97               118                           27560                          53.72
-------------------------------------------------------------------------------------------------------------------------
                      Apr-97               119                           27561                          53.80
-------------------------------------------------------------------------------------------------------------------------
                      Jun-97               120                           27562                          53.97
-------------------------------------------------------------------------------------------------------------------------
                      Jul-97               121                           27563                          54.05
-------------------------------------------------------------------------------------------------------------------------
                      Aug-97               122                           27564                          54.13
-------------------------------------------------------------------------------------------------------------------------
                      Dec-97               126                           28966                          54.47
-------------------------------------------------------------------------------------------------------------------------
                      Jan-98               123                           27565                          54.55
-------------------------------------------------------------------------------------------------------------------------
                      Jan-98               127                           28967                          54.55
-------------------------------------------------------------------------------------------------------------------------

                                       B737-500, CFM56-3B1 Engines, 129,5001b MTOW
-------------------------------------------------------------------------------------------------------------------------
                      Jul-97               638                           28899                          31.09
-------------------------------------------------------------------------------------------------------------------------
                      Jul-97               639                           28900                          31.09
-------------------------------------------------------------------------------------------------------------------------
                      Aug-97               640                           28901                          31.14
-------------------------------------------------------------------------------------------------------------------------
                      Aug-97               641                           28902                          31.14
-------------------------------------------------------------------------------------------------------------------------
                      Aug-97               642                           28903                          31.14
-------------------------------------------------------------------------------------------------------------------------
                      Sep-97               643                           28904                          31.19
-------------------------------------------------------------------------------------------------------------------------
                      Sep-97               644                           28905                          31.19
-------------------------------------------------------------------------------------------------------------------------
                      Oct-97               645                           28906                          31.24
-------------------------------------------------------------------------------------------------------------------------
                      Oct-97               646                           28907                          31.24
-------------------------------------------------------------------------------------------------------------------------
                      Nov-97               647                           28908                          31.29
-------------------------------------------------------------------------------------------------------------------------
                      Nov-97               648                           28909                          31.29
-------------------------------------------------------------------------------------------------------------------------
                      Dec-97               649                           28910                          31.34
-------------------------------------------------------------------------------------------------------------------------
                      Dec-97               650                           28911                          31.34
-------------------------------------------------------------------------------------------------------------------------
                      Dec-97               651                           28912                          31.34
-------------------------------------------------------------------------------------------------------------------------
                      Jan-98               652                           28913                          31.39
-------------------------------------------------------------------------------------------------------------------------
                      Jan-98               653                           28914                          31.39
-------------------------------------------------------------------------------------------------------------------------
                      Feb-98               654                           28915                          31.43
-------------------------------------------------------------------------------------------------------------------------
                      Feb-98               655                           28916                          31.43
-------------------------------------------------------------------------------------------------------------------------

                                      B737-500, CFM56-7B24 Engines, 133,0001b MTOW
-------------------------------------------------------------------------------------------------------------------------
                      Jan-98               701                           28762                          36.83
-------------------------------------------------------------------------------------------------------------------------
                      Jan-98               702                           28763                          36.83
-------------------------------------------------------------------------------------------------------------------------
                      Feb-98               703                           28764                          36.89
-------------------------------------------------------------------------------------------------------------------------
                      Feb-98               704                           28765                          36.89
-------------------------------------------------------------------------------------------------------------------------

25 February 1997                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]
AISI File No. A70001BVO
Page -4-


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES. INC.

       /s/ FRED E. BEARDEN
------------------------------------
Fred E. Bearden
President
FB/JDM/jm

                           [BK ASSOCIATES, INC. LOGO]
                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287

                                January 8, 1997

CONTINENTAL AIRLINES
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the fair market value (FMV) as of January 1997 on each of eight B757-224, four B737-724 and 18 B737-524 aircraft (Aircraft), which will be delivered to Continental Airlines between March 1997 and February 1998. The B757 aircraft are each powered by two Rolls-Royce RB211-535E4B engines, the B737-724 by CFM International CFM56-7B24 and the B737-524 by CFM International CFM56-3Bl engines. We understand that, while they are being delivered as "standard" aircraft with 230,000 pounds takeoff weight, the B757s have the physical specifications of high gross weight and Extended Twin Overwater Operations (ETOPS) and can be re-certified as such without physical changes to the aircraft. The Aircraft are further identified in the conclusion to this letter.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

Fair market valuations are determined based upon one of three methods: comparable recent sales, replacement cost or rate of return to investor. In this appraisal, BK used the comparable sales method, which is the most common method, in determining the base values of the Aircraft. This method uses industry data to ascertain the prices realized in recent sales of comparable models. The fair market value of the base Aircraft is based on BK's familiarity with the aircraft type, its earnings potential in commercial service, its knowledge of its capabilities and the uses to which it will be put worldwide, its knowledge of the marketing of used aircraft, and the factors affecting the fair market value of such aircraft, and on its knowledge of the asking, offered and transaction prices for similar competitive, and alternative equipment, as well as transactions and negotiations

Continental Airlines, Inc.                            [BK ASSOCIATES, INC. LOGO]
January 8, 1997
Page 2
involving basically identical aircraft. These realizations, however, which reflect the market supply and demand at the time of sale, are subject to minor adjustments for other conditions existing at the time of the appraisal. In this respect, we consider the market for B757 and B737 aircraft to be in reasonable balance at this time, and thus, the FMV is equal to the base value. In addition, values were adjusted for engine type and maximum gross takeoff weights (MGTOW). In arriving at the current fair market value, BK considered the impact of many factors affecting the market for used aircraft, including: the current demand for and availability of aircraft, the projected demand for lift, the suitability and operating economies of the aircraft, regulatory factors, and recent sales experience.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the fair market value of a used aircraft, the following assumptions apply to the base aircraft:

          1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

          2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

          3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

          4. The aircraft is in current flight operations.

          5. The aircraft is sold for cash without seller financing.

          6. The Aircraft is in average or better condition.

          7. There is no accident damage.

Continental Airlines, Inc.                            [BK ASSOCIATES, INC. LOGO]
January 8, 1997
Page 3
CONCLUSIONS

Based on the above methodology, considerations and assumptions, and since they are all new and not yet in service, it is our opinion that the current fair market value of each aircraft are as follows:

 MODEL    DATE OF DELIVERY   SERIAL NUMBER   CFMV (EACH)
 -----    ----------------   -------------   -----------
B757-224       03/97             27560       53,250,000
B757-224       04/97             27561       53,250,000
B757-224       06/97             27562       53,250,000
B757-224       07/97             27563       53,750,000
B757-224       08/97             27564       53,750,000
B757-224       12/97             28966       54,000,000
B757-224       01/98             27565       54,250,000
B757-224       01/98             28967       54,250,000

B737-524       07/97             28899       27,800,000
B737-524       07/97             28900       27,800,000
B737-524       08/97             28901       27,800,000
B737-524       08/97             28902       27,800,000
B737-524       08/97             28903       27,800,000
B737-524       09/97             28904       27,800,000
B737-524       09/97             28905       27,800,000
B737-524       10/97             28906       27,800,000
B737-524       10/97             28907       27,800,000
B737-524       11/97             28908       28,000,000
B737-524       11/97             28909       28,000,000
B737-524       12/97             28910       28,000,000
B737-524       12/97             28911       28,000,000
B737-524       12/97             28912       28,000,000
B737-524       01/98             28913       28,250,000
B737-524       01/98             28914       28,250,000
B737-524       02/98             28915       28,250,000
B737-524       02/98             28916       28,250,000

B737-724       01/98             28762       37,750,000
B737-724       01/98             28763       37,750,000
B737-724       02/98             28764       37,750,000
B737-724       02/98             28765       37,750,000

Continental Airlines, Inc.                            [BK ASSOCIATES, INC. LOGO]
January 8, 1997
Page 4
BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                            Sincerely yours,

                                            BK ASSOCIATES, INC.

                                                    /s/ JOHN F. KEITZ
                                            ------------------------------------
                                            John F. Keitz
                                            President
                                            ISTAT Senior Certified Appraiser
JFK/kf

[MORTEN BEYER AND ASSOCIATES LOGO]
                                                               February 21, 1997

Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

     Pursuant to your request, Morten Beyer & Associates (MBA) has set forth its opinion regarding the value of thirty aircraft (as described in Schedule I herein) being delivered new from the manufacturer to Continental Airlines during 1997 and 1998. More specifically, our mandate is to render our opinion on this date as to the value of the aircraft on their delivery dates.

     There are several terms used to describe the "value" of an aircraft. MBA uses the definitions of various value terms as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a not-for-profit organization of some 500 members who have an interest in the commercial aviation industry. The membership consists of management level personnel from banks, leasing companies, airlines, appraisers, brokers, manufacturers, etc. ISTAT has also established standards for appraisal practice and a code of ethics for those members who want to be certified by the Society as appraisers. To attain certification members must meet rigid educational and experience requirements and must successfully complete written examinations. Both Morten Beyer and Robert Minnich of MBA are ISTAT Certified Senior Appraisers.

     ISTAT defines Current Market Value (CMV) as the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transactions would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. Fair Market Value is synonymous to MV and Current Fair Market Value is synonymous with CMV because the criteria typically used in those documents that use the term "fair" reflect the same criteria set forth in the above definition of Market Value.

     Base Value (BV) contains the same elements as MV except the market conditions are always assumed to be in a reasonable state of equilibrium. Base values are related to long term trends, and may or may not reflect the actual value of the aircraft in question. Base values are founded in the historical values of aircraft and are usually used for analysis of historic values or for future value projections.

     The values set forth herein are Current Market Values. CMVs are provided for each aircraft, identified by assigned manufacturer's serial numbers and FAA registration numbers taking into account the expected month of delivery to Continental.

     The delivery period for the aircraft that are the subject of this report terminates in February, 1998. As of the date of this report, we see no events that may cause us to revise valuations. However, unforeseen circumstances can occur with little or no warning, and if something does occur, MBA would revise its market valuations accordingly.

     All of the aircraft included in this appraisal are new aircraft with delivery dates starting in March 1997. The types of aircraft that are the subject of this report are all considered to be effective competitors in the industry for years to come, and they all meet or exceed Stage III noise level standards. The Boeing 737-500 was first built in 1989, and there are currently 319 in service with 28 operators and another 56 on order. It is the truncated version of the 737-300/400 series and offers a lower cost per aircraft mile. Because of its smaller capacity, its unit costs as measured by the cost per available seat mile are higher. Although we consider the aircraft to be a competitive one, it suffers from the fact that aircraft that are smaller versions of larger aircraft have historically not been as efficient as aircraft that are originally designed as smaller machines.

     The Boeing 737-700 is Boeing's newest entry into the advanced technology market to compete with Airbus A319/320/321 series machines. The aircraft has not yet entered service. There are 208 unfilled orders. We expect that this aircraft will be very popular with the airlines and will have a long production run.

     The Boeing 757 was first built in 1982 and was originally thought to be the replacement for the Boeing 727 series aircraft. Orders started slowly, but as time passed the aircraft became very popular because of its outstanding economic and operational characteristics. At the present time there are 669 of these aircraft in service with 62 operators. An additional 109 aircraft are on order.

     This report has been prepared for the exclusive use of Continental and shall not be provided to other parties by MBA without the express consent of Continental.

     MBA certifies that this report has been independently prepared and that if fully and accurately reflects MBA's opinion, as of the date of this report, of the values set forth herein. MBA further certifies that it does not have, and does not expect to have, any financial interest in the subject or similar aircraft.

     This report represents MBA's opinion as to the subject aircraft, and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Continental or any other party with regard to the subject aircraft.

     By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                            Sincerely,

                                                   /s/ MORTEN S. BEYER
                                            ------------------------------------
                                            Morten S. Beyer
                                            President

[MORTEN BEYER AND ASSOCIATES LOGO]

                     PROJECTED AIRCRAFT VALUES AT DELIVERY

                              CONTINENTAL AIRLINES

Boeing 757-200

                                                     MAR       APR       JUN       JUL       AUG       DEC       JAN
                                                      97        97        97        97        97        97        98
# of Aircraft                                         1 ea      1 ea      1 ea      1 ea      1 ea      1 ea      2 ea
Current Mkt Val ($mm)                               59.431    59.682    60.182    60.433    60.683    61.685    61.936
Serial Numbers                                       27560     27561     27562     27563     27564     28966     27565
                                                                                                                 27567
Tail #s                                                118       119       120       121       122       126       123
                                                                                                                   127

Boeing 737-500

                                           JUL       AUG       SEP       OCT       NOV       DEC       JAN       FEB
                                            97        97        97        97        97        97        98        98
# of Aircraft                               2 ea      3 ea      2 ea      2 ea      2 ea      3 ea      2 ea      2 ea
Current Mkt Val ($mm)                     27.610    27.718    27.826    27.932    28.040    28.148    28.256    28.364
Serial Numbers                             28899     28901     28904     28906     28908     28910     28913     28915
                                           28900     28902     28905     28907     28909     28911     28914     28961
                                                     28903                                   28912
Tail #s                                      638       640       643       645       647       649       652       654
                                             639       641       644       646       648       650       653       655
                                                       642                                     651

Boeing 737-700

                                           JAN       FEB
                                            98        98
# of Aircraft                               2 ea      2 ea
Current Mkt Val ($mm)                     36.491    36.573
Serial Numbers                             28762     28764
                                           28763     28765
Tail #s                                      701       703
                                             702       704

[MORTEN BEYER AND ASSOCIATES LOGO]

======================================================

NO OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................     5
Reports to Certificateholders.........     5
Incorporation of Certain Documents by
  Reference...........................     5
Prospectus Summary....................     6
Risk Factors..........................    34
Use of Proceeds.......................    44
Ratios of Earnings to Fixed Charges...    44
The Exchange Offer....................    45
Description of the New Certificates...    51
Description of the Deposit
  Agreements..........................    66
Description of the Escrow
  Agreements..........................    69
Description of the Liquidity
  Facilities..........................    70
Description of the Intercreditor
  Agreement...........................    73
Description of the Aircraft and the
  Appraisals..........................    77
Description of the Equipment Notes....    80
Certain U.S. Federal Income Tax
  Consequences........................    97
ERISA Considerations..................    97
Plan of Distribution..................   100
Legal Matters.........................   100
Experts...............................   101
Index of Terms........................   I-1
Appraisal Letters.....................  II-2


======================================================

======================================================

                           CONTINENTAL AIRLINES, INC.

                               OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 1997-1,

                      WHICH HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING
                    PASS THROUGH CERTIFICATES, SERIES 1997-1

                                   PROSPECTUS


                               July       , 1997


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)".

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the. . . GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended".

     The Company maintains directors' and officers' liability insurance.

ITEM 21. EXHIBITS.


     (The below-listed exhibits have been previously filed except Exhibit 23.1, which is filed herewith.)


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.1         -- Form of New 7.461% Continental Airlines Pass Through Certificate
                        Series 1997-1A-0 (included in Exhibit 4.5)
         4.2         -- Form of New 7.461% Continental Airlines Pass Through Certificate
                        Series 1997-1B-0 (included in Exhibit 4.6)
         4.3         -- Form of New 7.420% Continental Airlines Pass Through Certificate
                        Series 1997-1C-I-0 (included in Exhibit 4.7)
         4.4         -- Form of New 7.420% Continental Airlines Pass Through Certificate
                        Series 1997-1C-II-0 (included in Exhibit 4.8)
         4.5         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1A-0 and the issuance of 7.461%
                        Continental Airlines Pass Through Trust, Series 1997-1A-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.6         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1B-0 and the issuance of 7.461%
                        Continental Airlines Pass Through Trust, Series 1997-1B-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.7         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1C-I-0 and the issuance of 7.420%
                        Continental Airlines Pass Through Trust, Series 1997-1C-I-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.8         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1C-II-0 and the issuance of 7.420%
                        Continental Airlines Pass Through Trust, Series 1997-1C-II-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.9         -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1A-0, as Borrower and
                        ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider
         4.10        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1A-0, as Borrower and
                        ING Bank N.V. as Liquidity Provider

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           4.11          -- Revolving Credit Agreement, dated March 21, 1997, between
                            Wilmington Trust Company, as Subordination Agent, as
                            agent and trustee for the Continental Airlines Pass
                            Through Trust 1997-1B-0, as Borrower and ABN AMRO Bank
                            N.V., Chicago Branch as Liquidity Provider
           4.12          -- Revolving Credit Agreement, dated March 21, 1997, between
                            Wilmington Trust Company, as Subordination Agent, as
                            agent and trustee for the Continental Airlines Pass
                            Through Trust 1997-1B-0, as Borrower and ING Bank N.V. as
                            Liquidity Provider
           4.13          -- Revolving Credit Agreement, dated March 21, 1997, between
                            Wilmington Trust Company, as Subordination Agent, as
                            agent and trustee for the Continental Airlines Pass
                            Through Trust 1997-1C-I-0, as Borrower and ABN AMRO Bank
                            N.V., Chicago Branch as Liquidity Provider
           4.14          -- Revolving Credit Agreement, dated March 21, 1997, between
                            Wilmington Trust Company, as Subordination Agent, as
                            agent and trustee for the Continental Airlines Pass
                            Through Trust 1997-1C-I-0, as Borrower and ING Bank N.V.
                            as Liquidity Provider
           4.15          -- Revolving Credit Agreement, dated March 21, 1997, between
                            Wilmington Trust Company, as Subordination Agent, as
                            agent and trustee for the Continental Airlines Pass
                            Through Trust 1997-1C-II-0, as Borrower and ABN AMRO Bank
                            N.V., Chicago Branch as Liquidity Provider
           4.16          -- Revolving Credit Agreement, dated March 21, 1997, between
                            Wilmington Trust Company, as Subordination Agent, as
                            agent and trustee for the Continental Airlines Pass
                            Through Trust 1997-1C-II-0, as Borrower and ING Bank N.V.
                            as Liquidity Provider
           4.17          -- Intercreditor Agreement dated as of March 21, 1997, among
                            Wilmington Trust Company, as Trustee under the
                            Continental Airlines Pass Through Trust 1997-1A-0,
                            Continental Airlines Pass Through Trust 1997-1B-0,
                            Continental Airlines Pass Through Trust 1997-1-C-I-0 and
                            Continental Pass Through Trust 1997-1C-II-0, ING Bank
                            N.V. and ABN AMRO Bank N.V., as Class A Liquidity
                            Provider, Class B Liquidity Provider, Class C Liquidity
                            Provider, and Wilmington Trust Company, as Subordination
                            Agent and Trustee
           4.18          -- Exchange and Registration Rights Agreement, dated as of
                            March 21, 1997, among Continental Airlines, Inc.,
                            Wilmington Trust Company, as Trustee under Continental
                            Airlines Pass Through Trust, Series 1997-1A-O,
                            Continental Airlines Pass Through Trust, Series
                            1997-1B-O, Continental Airlines Pass Through Trust,
                            Series 1997-1C-I-O, Continental Airlines Pass Through
                            Trust, Series 1997-1C-II-O, and Credit Suisse First
                            Boston Corporation, Morgan Stanley & Co. Incorporated,
                            Chase Securities Inc. and Goldman, Sachs & Co.
           4.19          -- Deposit Agreement (Class A) dated as of March 21, 1997
                            between First Security Bank, National Association as
                            Escrow Agent under the Escrow and Paying Agent Agreement,
                            and Credit Suisse First Boston, New York Branch, as
                            Depositary
           4.20          -- Deposit Agreement (Class B) dated as of March 21, 1997
                            between First Security Bank, National Association as
                            Escrow Agent under the Escrow and Paying Agent Agreement,
                            and Credit Suisse First Boston, New York Branch, as
                            Depositary
           4.21          -- Deposit Agreement (Class C-I) dated as of March 21, 1997 between First Security Bank, National Association as
                            Escrow Agent under the Escrow and Paying Agent Agreement,
                            and Credit Suisse First Boston, New York Branch, as
                            Depositary

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           4.22          -- Deposit Agreement (Class C-II) dated as of March 21, 1997 between First Security Bank, National Association as
                            Escrow Agent under the Escrow and Paying Agent Agreement,
                            and Credit Suisse First Boston, New York Branch, as
                            Depositary
           4.23          -- Escrow and Paying Agent Agreement (Class A) dated as of
                            March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1A-0 as Pass
                            Through Trustee; and Wilmington Trust Company as Paying
                            Agent
           4.24          -- Escrow and Paying Agent Agreement (Class B) dated as of
                            March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1B-0 as Pass
                            Through Trustee; and Wilmington Trust Company as Paying
                            Agent
           4.25          -- Escrow and Paying Agent Agreement (Class C-I) dated as of
                            March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1C-I-0 as
                            Pass Through Trustee; and Wilmington Trust Company as
                            Paying Agent
           4.26          -- Escrow and Paying Agent Agreement (Class C-II) dated as of March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1C-II-0 as
                            Pass Through Trustee; and Wilmington Trust Company as
                            Paying Agent
           4.27          -- Note Purchase Agreement dated as of March 21, 1997 among
                            Continental Airlines, Inc., Wilmington Trust Company as
                            Pass Through Trustee under each of the Pass Through Trust
                            Agreements, Wilmington Trust Company, as Subordination
                            Agent, First Security Bank, National Association, as
                            Escrow Agent and Wilmington Trust Company as Paying Agent
           5.1           -- Opinion of Hughes Hubbard & Reed LLP relating to validity of New Certificates
          12.1           -- Computation of Ratio of Earnings to Fixed Charges
          23.1           -- Consent of Ernst & Young LLP
          23.2           -- Consent of Hughes Hubbard & Reed LLP (included in its
                            opinion filed as exhibit 5.1)
          23.3           -- Consent of Aircraft Information Services, Inc.
          23.4           -- Consent of BK Associates, Inc.
          23.5           -- Consent of Morten Beyer and Associates, Inc.

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          24.1           -- Powers of Attorney
          25.1           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1A Pass Through Certificates, on Form T-1
          25.2           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1B Pass Through Certificates, on Form T-1
          25.3           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1-C-I Pass Through Certificates, on Form T-1
          25.4           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1-C-II Pass Through Certificates, on Form T-1
          99.1           -- Form of Letter of Transmittal
          99.2           -- Form of Notice of Guaranteed Delivery
          99.3           -- Form of Letter to Brokers, Dealers, Commercial Banks,
                            Trust Companies and Other Nominees
          99.4           -- Form of Letter to Clients

ITEM 22. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 2, 1997.


                                            CONTINENTAL AIRLINES, INC.

                                            By:   /s/ JEFFERY A. SMISEK

                                             -----------------------------------
                                                      Jeffery A. Smisek
                                              Executive Vice President, General
                                                     Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated, on July 2, 1997.


                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

                      *                         Chairman of the Board and Chief Executive
---------------------------------------------     Officer (Principal Executive Officer) and
              Gordon M. Bethune                   Director
                      *                         Executive Vice President and Chief Financial
---------------------------------------------     Officer (Principal Financial Officer)
             Lawrence W. Kellner

                      *                         Vice President and Controller (Principal
---------------------------------------------     Accounting Officer)
              Michael P. Bonds

                      *                         Director
---------------------------------------------
           Thomas J. Barrack, Jr.

                      *                         President, Chief Operating Officer and
---------------------------------------------     Director
            Gregory D. Brenneman

                      *                         Director
---------------------------------------------
            Lloyd M. Bentsen, Jr.

                      *                         Director
---------------------------------------------
               David Bonderman

                      *                         Director
---------------------------------------------
                Patrick Foley

                      *                         Director
---------------------------------------------
           Douglas H. McCorkindale

                      *                         Director
---------------------------------------------
             George G.C. Parker

                      *                         Director
---------------------------------------------
              Richard W. Pogue

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

                      *                         Director
---------------------------------------------
            William S. Price III

                      *                         Director
---------------------------------------------
               Donald L. Sturm

                      *                         Director
---------------------------------------------
            Karen Hastie Williams

                      *                         Director
---------------------------------------------
             Charles A. Yamarone

         *By: /s/ JEFFERY A. SMISEK
---------------------------------------------
       Jeffery A. Smisek, Attorney-In-Fact

                                 EXHIBIT INDEX


     (The below-listed exhibits have been previously filed except Exhibit 23.1, which is filed herewith.)


      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.1         -- Form of New 7.461% Continental Airlines Pass Through Certificate
                        Series 1997-1A-0 (included in Exhibit 4.5)
         4.2         -- Form of New 7.461% Continental Airlines Pass Through Certificate
                        Series 1997-1B-0 (included in Exhibit 4.6)
         4.3         -- Form of New 7.420% Continental Airlines Pass Through Certificate
                        Series 1997-1C-I-0 (included in Exhibit 4.7)
         4.4         -- Form of New 7.420% Continental Airlines Pass Through Certificate
                        Series 1997-1C-II-0 (included in Exhibit 4.8)
         4.5         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1A-0 and the issuance of 7.461%
                        Continental Airlines Pass Through Trust, Series 1997-1A-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.6         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1B-0 and the issuance of 7.461%
                        Continental Airlines Pass Through Trust, Series 1997-1B-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.7         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1C-I-0 and the issuance of 7.420%
                        Continental Airlines Pass Through Trust, Series 1997-1C-I-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.8         -- Pass Through Trust Agreement, dated as of March 21, 1997, between
                        Continental Airlines, Inc., and Wilmington Trust Company, as Trustee,
                        made with respect to the formation of Continental Airlines Pass
                        Through Trust, Series 1997-1C-II-0 and the issuance of 7.420%
                        Continental Airlines Pass Through Trust, Series 1997-1C-II-0 Pass
                        Through Certificates representing fractional undivided interests in the Trust
         4.9         -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1A-0, as Borrower and
                        ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider
         4.10        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1A-0, as Borrower and
                        ING Bank N.V. as Liquidity Provider
         4.11        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1B-0, as Borrower and
                        ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider

      EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
-------------------- ------------------------------------------------------------------------
         4.12        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1B-0, as Borrower and
                        ING Bank N.V. as Liquidity Provider
         4.13        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1C-I-0, as Borrower and
                        ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider
         4.14        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1C-I-0, as Borrower and
                        ING Bank N.V. as Liquidity Provider
         4.15        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1C-II-0, as Borrower and
                        ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider
         4.16        -- Revolving Credit Agreement, dated March 21, 1997, between Wilmington
                        Trust Company, as Subordination Agent, as agent and trustee for the
                        Continental Airlines Pass Through Trust 1997-1C-II-0, as Borrower and
                        ING Bank N.V. as Liquidity Provider
         4.17        -- Intercreditor Agreement dated as of March 21, 1997, among Wilmington
                        Trust Company, as Trustee under the Continental Airlines Pass Through
                        Trust 1997-1A-0, Continental Airlines Pass Through Trust 1997-1B-0,
                        Continental Airlines Pass Through Trust 1997-1-C-I-0 and Continental
                        Pass Through Trust 1997-1C-II-0, ING Bank N.V. and ABN AMRO Bank
                        N.V., as Class A Liquidity Provider, Class B Liquidity Provider,
                        Class C Liquidity Provider, and Wilmington Trust Company, as
                        Subordination Agent and Trustee
         4.18        -- Exchange and Registration Rights Agreement, dated as of March 21,
                        1997, among Continental Airlines, Inc., Wilmington Trust Company, as
                        Trustee under Continental Airlines Pass Through Trust, Series
                        1997-1A-O, Continental Airlines Pass Through Trust, Series 1997-1B-O,
                        Continental Airlines Pass Through Trust, Series 1997-1C-I-O,
                        Continental Airlines Pass Through Trust, Series 1997-1C-II-O, and
                        Credit Suisse First Boston Corporation, Morgan Stanley & Co.
                        Incorporated, Chase Securities Inc. and Goldman, Sachs & Co.
         4.19        -- Deposit Agreement (Class A) dated as of March 21, 1997 between First
                        Security Bank, National Association as Escrow Agent under the Escrow and Paying Agent Agreement, and Credit Suisse First Boston, New York
                        Branch, as Depositary
         4.20        -- Deposit Agreement (Class B) dated as of March 21, 1997 between First
                        Security Bank, National Association as Escrow Agent under the Escrow and Paying Agent Agreement, and Credit Suisse First Boston, New York
                        Branch, as Depositary
         4.21        -- Deposit Agreement (Class C-I) dated as of March 21, 1997 between
                        First Security Bank, National Association as Escrow Agent under the
                        Escrow and Paying Agent Agreement, and Credit Suisse First Boston,
                        New York Branch, as Depositary
         4.22        -- Deposit Agreement (Class C-II) dated as of March 21, 1997 between
                        First Security Bank, National Association as Escrow Agent under the
                        Escrow and Paying Agent Agreement, and Credit Suisse First Boston,
                        New York Branch, as Depositary

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           4.23          -- Escrow and Paying Agent Agreement (Class A) dated as of
                            March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1A-0 as Pass
                            Through Trustee; and Wilmington Trust Company as Paying
                            Agent
           4.24          -- Escrow and Paying Agent Agreement (Class B) dated as of
                            March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1B-0 as Pass
                            Through Trustee; and Wilmington Trust Company as Paying
                            Agent
           4.25          -- Escrow and Paying Agent Agreement (Class C-I) dated as of
                            March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1C-I-0 as
                            Pass Through Trustee; and Wilmington Trust Company as
                            Paying Agent
           4.26          -- Escrow and Paying Agent Agreement (Class C-II) dated as of March 21, 1997 among First Security Bank, National
                            Association as Escrow Agent; Credit Suisse First Boston
                            Corporation, Morgan Stanley & Co. Incorporated, Chase
                            Securities Inc. and Goldman, Sachs & Co., as Initial
                            Purchasers under the Certificate Purchase Agreement;
                            Wilmington Trust Company, not in its individual capacity,
                            but solely as Pass Through Trustee for and on behalf of
                            Continental Airlines Pass Through Trust 1997-1C-II-0 as
                            Pass Through Trustee; and Wilmington Trust Company as
                            Paying Agent
           4.27          -- Note Purchase Agreement dated as of March 21, 1997 among
                            Continental Airlines, Inc., Wilmington Trust Company as
                            Pass Through Trustee under each of the Pass Through Trust
                            Agreements, Wilmington Trust Company, as Subordination
                            Agent, First Security Bank, National Association, as
                            Escrow Agent and Wilmington Trust Company as Paying Agent
           5.1           -- Opinion of Hughes Hubbard & Reed LLP relating to validity of New Certificates
          12.1           -- Computation of Ratio of Earnings to Fixed Charges
          23.1           -- Consent of Ernst & Young LLP
          23.2           -- Consent of Hughes Hubbard & Reed LLP (included in its
                            opinion filed as exhibit 5.1)
          23.3           -- Consent of Aircraft Information Services, Inc.
          23.4           -- Consent of BK Associates, Inc.
          23.5           -- Consent of Morten Beyer and Associates, Inc.
          24.1           -- Powers of Attorney

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          25.1           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1A Pass Through Certificates, on Form T-1
          25.2           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1B Pass Through Certificates, on Form T-1
          25.3           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1-C-I Pass Through Certificates, on Form T-1
          25.4           -- Statement of Eligibility of Wilmington Trust Company for
                            the 1997-1-C-II Pass Through Certificates, on Form T-1
          99.1           -- Form of Letter of Transmittal
          99.2           -- Form of Notice of Guaranteed Delivery
          99.3           -- Form of Letter to Brokers, Dealers, Commercial Banks,
                            Trust Companies and Other Nominees
          99.4           -- Form of Letter to Clients